Exhibit 3

================================================================================

                            THE PENN TRAFFIC COMPANY


                             SENIOR DEBT SECURITIES


                                    INDENTURE

                            Dated as of June 29, 1999


                       IBJ WHITEHALL BANK & TRUST COMPANY

                                     Trustee

================================================================================

                                TABLE OF CONTENTS

                                                                          Page
ARTICLE 1  DEFINITIONS AND INCORPORATION .................................
                 Section 1.01.   Definitions.

                 Section 1.02.   Other Definitions.

                 Section 1.03.   Incorporation by Reference of Trust Indenture
                                 Act.

                 Section 1.04.   Rules of Construction.

ARTICLE 2  FORM OF THE SECURITIES ........................................
                 Section 2.01.   Form.

                 Section 2.02.   Form of Legend for Global Securities.

                 Section 2.03.   Form of Trustee's Certificate of
                                 Authentication.

ARTICLE 3 THE SECURITIES .................................................
                 Section 3.01.   Amount Unlimited; Issuable in Series.

                 Section 3.02.   Denominations.

                 Section 3.03.   Execution, Authentication, Delivery and Dating.

                 Section 3.04.   Registrar and Paying Agent.

                 Section 3.05.   Paying Agent to Hold Money in Trust.

                 Section 3.06.   Holder Lists.

                 Section 3.07.   Transfer and Exchange.

                 Section 3.08.   Replacement Securities.

                 Section 3.09.   Temporary Securities.

                 Section 3.10.   Cancellation.

                 Section 3.11.   Defaulted Interest.

                 Section 3.12.   Persons Deemed Owners.

                 Section 3.13.   Computation of Interest.

ARTICLE 4 COVENANTS.......................................................
                 Section 4.01.   Payment of Securities.

                 Section 4.02.   Limitation on Restricted Payments.

                 Section 4.03.   Limitation on Indebtedness.

                 Section 4.04.   Limitation on Liens.

                 Section 4.05.   Limitation on Sale and Leaseback Transactions.

                 Section 4.06.   Limitation on Asset Sales.

                 Section 4.07.   Limitation on Investments.

                 Section 4.08.   SEC Reports.

                 Section 4.09.   Limitation on Payment Restrictions

                 Section 4.10. Limitation on Issuance of Indebtedness and Preferred Stock by Subsidiaries.

                 Section 4.11.   Transactions with Affiliates.

                 Section 4.12.   Restrictions on Becoming an Investment

                 Section 4.13.   Continued Existence and Rights.

                 Section 4.14.   Maintenance of Properties and Other Matters.

                 Section 4.15.   Taxes and Claims.

                 Section 4.16.   Usury Laws.

                 Section 4.17.   Money for Security Payments to be Held in
                                 Trust.

                 Section 4.18.   Compliance Certificate.

ARTICLE 5 SUCCESSORS; CHANGE OF CONTROL; OPTIONAL PREPAYMENT..............
                 Section 5.01. When Company May Merge, etc.; Change of Control; Holders' Right of Optional Prepayment.

ARTICLE 6 DEFAULTS AND REMEDIES...........................................
                 Section 6.01.   Events of Default.

                 Section 6.02.   Acceleration.

                 Section 6.03.   Other Remedies.

                 Section 6.04.   Waiver of Defaults.

                 Section 6.05.   Control by Majority.

                 Section 6.06.   Limitation on Suits.

                 Section 6.07.   Rights of Holders to Receive Payment.

                 Section 6.08.   Collection Suit by Trustee.

                 Section 6.09.   Trustee May File Proofs of Claim.

                 Section 6.10.   Priorities.

                 Section 6.11.   Undertaking for Costs.

ARTICLE 7 TRUSTEE.........................................................
                 Section 7.01.   Duties of Trustee.

                 Section 7.02.   Rights of Trustee.

                 Section 7.03.   Individual Rights of Trustee.

                 Section 7.04.   Trustee's Disclaimer.

                 Section 7.05.   Notice of Defaults.

                 Section 7.06.   Reports by Trustee to Holders.

                 Section 7.07.   Compensation and Indemnity.

                 Section 7.08.   Replacement of Trustee.

                 Section 7.09.   Successor Trustee by Merger, etc.

                 Section 7.10.   Eligibility; Disqualification.

                 Section 7.11.   Preferential Collection of Claims Against
                                 Company.

                 Section 7.12.   Authenticating Agent.

ARTICLE 8 DISCHARGE OF INDENTURE..........................................
                 Section 8.01.   Termination of Company's Obligations.

                 Section 8.02.   Application of Trust Money.

                 Section 8.03.   Repayment to Company.

                 Section 8.04.   Reinstatement.

ARTICLE 9 AMENDMENTS......................................................
                 Section 9.01.   Without Consent of Holders.

                 Section 9.02.   With Consent of Holders.

                 Section 9.03.   Compliance with Trust Indenture Act.

                 Section 9.04.   Revocation and Effect of Consents.

                 Section 9.05.   Notation on or Exchange of Securities.

                 Section 9.06.   Trustee Protected.

ARTICLE 10 REDEMPTIONS....................................................
                 Section 10.01.  Election to Redeem; Notice to Trustee.

                 Section 10.02.  Selection of the Securities to be Redeemed.

                 Section 10.03.  Notice of Redemption.

                 Section 10.04.  Effect of Notice of Redemption.

                 Section 10.05. Deposit of Redemption Price on Optional Redemption.

                 Section 10.06.  Securities Redeemed in Part.

ARTICLE 11 MISCELLANEOUS..................................................
                 Section 11.01.  Trust Indenture Act Controls.

                 Section 11.02.  Notices.

                 Section 11.03.  Communication by Holders with Other Holders.

                 Section 11.04. Certificate and Opinion as to Conditions Precedent.

                 Section 11.05.  Statements Required in Certificate or Opinion.

                 Section 11.06.  Rules by Trustee and Agents.

                 Section 11.07.  Legal Holidays.

                 Section 11.08.  No Recourse Against Others.

                 Section 11.09.  Duplicate Originals.

                 Section 11.10.  Governing Law.

                 Section 11.11.  No Adverse Interpretation of Other Agreements.

                 Section 11.12.  Successors.

                 Section 11.13.  Severability.

                 Section 11.14.  Table of Contents, Headings, etc.

                 Section 11.15.  Benefits of Indenture.

                   CROSS REFERENCE TABLE 1/ 1_

Trust Indenture                                     Reference
__Act Section__                                    __Section__

  310(a)(l)                                           7.10

     (a)(2)                                           7.10

     (a)(3)                                           N.A.

     (a)(4)                                           N.A.

     (a)(5)                                           7.10

     (b)                                              7.10

     (c)                                              N.A.

  311(a)                                              7.11

     (b)                                              7.11

     (c)                                              N.A.

  312(a)                                              3.06

-------------------------
1/ 1_ This Cross-Reference Table is not part of the Indenture. N.A. means not applicable.

     (b)                                              11.03

     (c)                                              11.03

  313(a)                                              7.06

     (b)(1)                                           N.A.

     (b)(2)                                           7.06

     (c)                                              7.06, 11.02

     (d)                                              7.06

  314(a)                                              4.08, 4.18

     (b)                                              N.A.

     (c)(1)                                           11.04

     (c)(2)                                           11.04

     (c)(3)                                           11.04

     (d)                                              N.A.

     (e)                                              11.05

  315(a)                                              7.01(b)

     (b)                                              7.05, 11.02

     (c)                                              7.01(a)

     (d)                                              7.01(c)

     (e)                                              6.11

  316(a)                                              N.A.

     (a)(1)(A)                                        6.05

     (a)(1)(B)                                        6.04

     (a)(2)                                           N.A.

     (b)                                              6.07

     (c)                                              9.04(b)

  317(a)(1)                                           6.08

     (a)(2)                                           6.09

     (b)                                              3.05

  318(a)                                              11.01

         INDENTURE dated as of June 29, 1999 between THE PENN TRAFFIC COMPANY, a Delaware corporation (the "Company"), and IBJ WHITEHALL BANK & TRUST COMPANY, a New York banking corporation, as Trustee (the "Trustee").

                             RECITALS OF THE COMPANY

         The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein called the "Securities"), to be issued in one or more series as in this Indenture provided.

         All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

1.

DEFINITIONS AND INCORPORATION
BY REFERENCE

                                 a. Definitions.

         "Additional Assets" means any Property or assets substantially related to the Company's primary business and, in the case of proceeds received by the Company from the sale of the Capital Stock of an Unrestricted Subsidiary, shall also mean Investments in another Unrestricted Subsidiary.

         "Affiliate" means, with respect to any referenced Person, a Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such referenced Person, (ii) which directly or indirectly through one or more intermediaries beneficially owns or holds 5% or more of the combined voting power of the total Voting Stock of such referenced Person or (iii) of which 5% or more of the combined voting power of the total Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) directly or indirectly through one or more intermediaries is beneficially owned or held by such referenced Person, or a Subsidiary or an Unrestricted Subsidiary of such referenced Person. When used herein without reference to any Person, Affiliate means an Affiliate of the Company.

         "Agent" means any Registrar, Paying Agent or coRegistrar.

         "Asset Sale" means the sale or other disposition, in a transaction which is not a Sale and Leaseback Transaction, by the Company or one of its Subsidiaries to any Person other than the Company or one of its Subsidiaries of
(i) any of the Capital Stock of any of the Subsidiaries or Unrestricted Subsidiaries of the Company or (ii) any other assets of the Company or any other assets of its Subsidiaries outside the ordinary course of business of the Company or such Subsidiary.

         "Average Life" means, as of the date of determination, with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such debt security multiplied by the amount of such principal payment by (ii) the sum of all such principal payments.

         "Board of Directors" means the board of directors of the Company or any authorized committee of such Board.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means any day which is not a Legal Holiday.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

         "Capitalized Lease Obligation" means, as to any Person, the obligation of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal Property which obligation is required to be classified and accounted for as a capital lease obligation on a balance sheet of such Person under generally accepted accounting principles and, for purposes of this Indenture, the amount of such obligation at any date shall be the outstanding amount thereof at such date, determined in accordance with generally accepted accounting principles.

         "Change of Control" means, with respect to the Company, an event or series of events by which (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d3 and 13d5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the outstanding shares of common stock of the Company or securities representing 50% or more of the combined voting power of the Company's Voting Stock, (ii) the Company consolidates with or merges into another Person or conveys, transfers, sells or leases all or substantially all of its assets to any Person, or any Person consolidates with or merges into the Company, in either event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other Property, other than any such transaction between the Company and its Wholly Owned Subsidiaries (which Wholly Owned Subsidiaries are United States corporations), with the effect that any "person" becomes the "beneficial owner," directly or indirectly, of 50% or more of the outstanding shares of common stock of the Company or securities representing 50% or more of the combined voting power of the Company's Voting Stock or (iii) during any consecutive twoyear period from and after the date of this Indenture, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election by the Company's Board of Directors, or whose nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office.

         "Company" means the Person designated as the "Company" in the first paragraph of this instrument until any successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean any such successor corporation.

         "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its Chairman of the Executive Committee, its Vice Chairman of the Executive Committee, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

         "Consolidated Interest Coverage Ratio" means, with respect to the Company for any period, the ratio of (i) the aggregate amount of Consolidated Operating Income of the Company for the four consecutive fiscal quarters for which financial information in respect thereof is available immediately prior to the Transaction Date to (ii) the aggregate amount of

Consolidated Interest Expense of the Company for the four consecutive fiscal quarters for which financial information in respect thereof is available immediately prior to the Transaction Date; provided that for purposes of calculating the Consolidated Interest Coverage Ratio of the Company, (a) Consolidated Operating Income shall be calculated on the basis of firstin, firstout method of inventory valuation, as determined in accordance with generally accepted accounting principles, (b) the Consolidated Operating Income and Consolidated Interest Expense of the Company shall include the Consolidated Operating Income and Consolidated Interest Expense of any Person to be acquired by the Company or any of its Subsidiaries in connection with the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio, on a pro forma basis for the four consecutive fiscal quarters for which financial information in respect thereof is available immediately prior to the Transaction Date, and shall also include the Consolidated Operating Income and Consolidated Interest Expense of any other Person which has been acquired by the Company or any of its Subsidiaries during such four consecutive fiscal quarters on a pro forma basis for such four consecutive fiscal quarters, the Consolidated Operating Income and Consolidated Interest Expense of any such Person or Persons to be determined on the same basis as determining such items for the Company and
(c) Consolidated Interest Expense and Redeemable Dividends shall be calculated as if (i) any Indebtedness incurred or issued since the beginning of the four consecutive fiscal quarters for which financial information in respect thereof is available immediately prior to the Transaction Date, or to be incurred or issued at or prior to the time the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is effected (the "Transaction Time"), had been incurred or issued as of the beginning of such four quarter period and (ii) any Indebtedness repaid since the beginning of such four quarter period, or to be repaid with the proceeds of Indebtedness or equity incurred or issued or to be incurred or issued at or prior to the Transaction Time, had been repaid as of the beginning of such four quarter period. For purposes of determining the Consolidated Interest Coverage Ratio of the Company for any period, (i) any Indebtedness incurred or proposed to be incurred or Redeemable Stock issued or proposed to be issued which for purposes of clause (c) above is deemed to have been incurred or issued as of the beginning of the four quarter period described in clause (c) which bears interest at a fluctuating rate will be deemed to have borne interest during such four quarter period at the rate in effect on the Transaction Date and (ii) "Subsidiary" shall mean any Subsidiary of the Company other than any Subsidiary (and Subsidiaries of such Subsidiary) of which the Company does not own or control, directly or indirectly, a sufficient amount of Voting Stock in order to cause a merger of such Subsidiary into the Company or another Subsidiary without the approval of any other holder of Voting Stock of such Subsidiary.

         "Consolidated Interest Expense" means, for any period, without duplication (A) the sum of (i) the aggregate amount of interest recognized by the Company and its

Subsidiaries during such period in respect of Indebtedness of the Company and its Subsidiaries (including, without limitation, all interest capitalized by the Company or any of its Subsidiaries during such period and all commissions, discounts and other fees and charges owed by the Company and its Subsidiaries with respect to letters of credit and bankers' acceptance financing and the net costs associated with Interest Swap Obligations of the Company and its Subsidiaries), (ii) the aggregate amount of the interest component of rentals in respect of Capitalized Lease Obligations recognized by the Company and its Subsidiaries during such period, (iii) to the extent any Indebtedness of any Person is Guaranteed by the Company or any of its Subsidiaries (other than Guarantees relating to obligations of customers of the franchise or wholesale business of the Company or any of its Subsidiaries which Guarantees are in the ordinary course of business and consistent with past practices of the Company or its Subsidiaries), the aggregate amount of interest paid or accrued by such Person during such period attributable to any such Indebtedness, and (iv) the aggregate amount of Redeemable Dividends accrued during such period with respect to Redeemable Stock of the Company or any of its Subsidiaries, whether or not declared during such period, less (B) amortization or writeoff of deferred financing costs of the Company and its Subsidiaries during such period and, to the extent included in (A) above, any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness prior to its stated maturity, in the case of both (A) and (B) above, after elimination of intercompany accounts among the Company and its Subsidiaries and as determined in accordance with generally accepted accounting principles.

         "Consolidated Net Income" means, for any period, the aggregate net income of the Company and its Subsidiaries for such period on a consolidated basis, determined in accordance with generally accepted accounting principles, provided that there shall be excluded therefrom after giving effect to any related tax effect (i) gains and losses from Asset Sales or reserves relating thereto (except gains on Asset Sales relating to an Unrestricted Subsidiary, including the sale or other disposition of all or a portion of the Capital Stock of an Unrestricted Subsidiary, to the extent of the amount of cash dividends or other cash distributions in respect of its Capital Stock relating to the sale of the Property or Capital Stock of such Unrestricted Subsidiary that are actually paid to, and received by, the Company during such period out of funds legally available therefor), (ii) items classified as extraordinary or nonrecurring,
(iii) the income (or loss) of any Unrestricted Subsidiary and any Joint Venture, except to the extent of the amount of cash dividends or other distributions in respect of its Capital Stock or interest in the Joint Venture actually paid to, and received by, the Company or any of its Subsidiaries during such period by such Unrestricted Subsidiary or Joint Venture out of funds legally available therefor, (iv) except to the extent includable pursuant to clause (iii), the income (or loss) of any Person accrued or attributable to any period prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries or that Person's assets (or a portion thereof) are acquired by the Company or any of its Subsidiaries, (v) the cumulative effect of changes in accounting principles in the year of adoption of such change, and (vi) the effect of the amortization of excess reorganization value.

         "Consolidated Operating Income" means, with respect to the Company for any period, the Consolidated Net Income of the Company and its Subsidiaries for such period (A) increased by the sum of (i) Consolidated Interest Expense of the Company for such period, (ii) income tax expense of the Company and its Subsidiaries, on a consolidated basis, for such period (after giving effect to any income tax expense adjustments made in arriving at Consolidated Net Income),
(iii) depreciation expense of the Company and its Subsidiaries, on a consolidated basis, for such period, (iv) amortization expense of the Company and its Subsidiaries, on a consolidated basis, for such period, (v) amortization or writeoff of deferred financing costs of the Company and its Subsidiaries, on a consolidated basis, for such period and (vi) other noncash items, but only to the extent the items referred to in subclauses (i) through (vi) of this clause
(A) reduced such Consolidated Net Income, and (B) decreased by the sum of (i) noncash items increasing such Consolidated Net Income and (ii) any revenues received or accrued by the Company or any of its Subsidiaries from any Person (other than the Company or any of its Subsidiaries) in respect of any Investment for such period (other than revenue from any Qualified Investment), but only to the extent the items referred to in subclauses (i) and (ii) of this clause (B) increased such Consolidated Net Income, all as determined in accordance with generally accepted accounting principles.

         "Consolidated Revenue" means, with respect to the Company and its Subsidiaries, for any period the total revenues of the Company and its Subsidiaries as determined in accordance with generally accepted accounting principles for such period on a consolidated basis.

         "Control Affiliate" means, with respect to the Company, any Affiliate that directly or indirectly through one or more intermediaries (i) controls the Company or (ii) beneficially owns, holds or controls 10% or more of the combined voting power of the total Voting Stock of the Company.

         "Default" means an event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default as defined in Section 6.01.

         "Depositary" means, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities as contemplated by Section 3.01.

         "Fair Market Value" means, with respect to an Asset Sale involving any Property or any noncash consideration received by or transferred to any Person, the fair market value of such Property or such noncash consideration as determined in good faith (i) in the case of any Asset Sale involving any Property or any such noncash consideration with a fair market value of less than $5 million, by the Company as evidenced by an Officers' Certificate and (ii) in the case of any Asset Sale involving any Property or any such noncash consideration with a fair market value of more than $5 million, by the Board of Directors of the Company.

         "Global Security" means a Security that evidences all or part of the Securities of any series and bears the legend set forth in Section 2.02 (or such legend as may be specified as contemplated by Section 3.01 for such Securities).

         "Guarantee" means any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person in any manner.

         "Holder" means a Person in whose name a Security is registered.

         "Indebtedness," as applied to any Person, means, without duplication,
(i) any obligation, contingent or otherwise, for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) any obligation owed for all or any part of the purchase price of Property or other assets or for the cost of Property or other assets constructed or of improvements thereto (including any obligation under or in connection with any letter of credit related thereto), other than accounts payable included in current liabilities incurred in respect of Property and services purchased in the ordinary course of business, (iii) except to the extent supporting other Indebtedness of a Person, any obligation of such Person under or in connection with any letter of credit issued for the account of such Person, and, without duplication, all drafts drawn, or demands for payment honored, thereunder, (iv) any obligation, contingent or otherwise, as set forth in subclauses (i) and (ii) of this definition, secured by any Lien in respect of Property even though the Person owning the Property has not assumed or become liable for payment of such obligation, (v) any Capitalized Lease Obligation,
(vi) any note payable or draft accepted representing an extension of credit (other than extensions of credit for Property and services purchased in the ordinary course of business), whether or not representing an obligation for borrowed money, (vii) the maximum fixed repurchase price of any Redeemable Stock, (viii) obligations in respect of Interest Swap Obligations and (ix) any obligation which is in economic effect a Guarantee, regardless of its characterization, with respect to Indebtedness (of a kind otherwise described in this definition) of another Person. For purposes of the preceding sentence, the maximum fixed repurchase price of any Redeemable Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any such contingent obligations at such date.

         "Indenture" means this Indenture, as amended, modified or supplemented from time to time, together with any exhibits, schedules or other attachments hereto. The term "Indenture" shall also include the terms of particular series of Securities established as contemplated by Section 3.01.

         "Interest Swap Obligations" means the obligations of any Person pursuant to any interest rate swap agreement, interest rate cap, collar or floor agreement or other similar agreement or arrangement.

         "Investment" means, with respect to any Person (such Person being referred to in this definition as the "Investor"), (i) any amount paid by the Investor, directly or indirectly, or any transfer of Property by the Investor, directly or indirectly (such amount to be the Fair Market Value of such Property at the time of transfer by the Investor), to any other Person for Capital Stock of, or as a capital contribution to, any other Person and (ii) any direct or indirect loan or advance by the Investor to any other Person (other than accounts receivable of such Investor arising in the ordinary course of business).

         "Joint Venture" means any Person (other than a Subsidiary of the Company) in which any Person other than the Company or any of its Subsidiaries has a joint or shared equity interest with the Company or any of its Subsidiaries.

         "Lien" means any mortgage, lien (statutory or other), charge, pledge, hypothecation, conditional sales agreement, adverse claim, title retention agreement or other security interest, encumbrance or title defect in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale, trust receipt or other title retention agreement with respect to, any Property or asset of such Person.

         "Management Agreement" means, the Management Agreement dated as of the date hereof, among the Company, Hirsch & Fox, L.L.C., Gary D. Hirsch and Martin
A. Fox, as the same may be modified, amended or supplemented from time to time.

         "Material Acquisition" means any merger, consolidation, acquisition or lease of assets, acquisition of securities or other business combination or acquisition, or any two or more such transactions if part of a common plan to acquire a business or group of businesses, if the assets thus acquired in the aggregate would have constituted a Material Subsidiary if they had been acquired by a Subsidiary, based upon the consolidated financial statements of the Company and its Subsidiaries for the most recent fiscal year for which financial statements are available.

         "Material Subsidiary" means, with respect to the Company at any time, each existing Subsidiary and each Subsidiary hereafter acquired or formed which
(i) for the most recent fiscal year of the Company for which financial statements are available accounted for more than 10% of the consolidated revenues of the Company and its Subsidiaries or (ii) as at the end of such fiscal year, was the owner (beneficial or otherwise) of more than 10% of the consolidated assets of the Company and its Subsidiaries, all as shown on the consolidated financial statements of the Company and its Subsidiaries for such fiscal year.

         "Maturity," when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

         "Net Proceeds" means, with respect to an Asset Sale by the Company or any of its Subsidiaries, (i) the gross proceeds received by the Company or its Subsidiary in connection with such Asset Sale (the amount of any noncash consideration received as proceeds to be the Fair Market Value of such consideration, provided that liabilities assumed by the buyer shall not be deemed proceeds received by the Company or its Subsidiary), less (ii) the sum of
(a) reasonable fees and expenses incurred by the Company or such Subsidiary in connection with such Asset Sale, (b) taxes payable by the Company or such Subsidiary as a result of and in connection with such Asset Sale, including any tax on income resulting from the gain realized from such Asset Sale, (c) payments made with respect to liabilities associated with the assets which are the subject of the Asset Sale, including, without limitation, trade payables and other accrued liabilities, and payments made to retire Indebtedness where the assets disposed of in such Asset Sale constituted security for or had been pledged to secure such Indebtedness and payment of such Indebtedness is required in connection with such Asset Sale and (d) appropriate amounts to be provided by the Company or any Subsidiary thereof, as the case may be, as a reserve, in accordance with generally accepted accounting principles, against any liabilities associated with such assets and retained by the Company or any Subsidiary thereof, as the case may be, after such Asset Sale, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Sale.

         "Officer" means the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, Chairman of the Executive Committee of the Board of Directors, Vice Chairman of the Executive Committee of the Board of Directors,, the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

         "Officers' Certificate" means a certificate signed by two Officers of the Company, one of whom must be the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, Chairman of the Executive Committee of the Board of Directors, Vice Chairman of the Executive Committee of the Board of Directors, the President, any Vice President or the Treasurer of the Company.

         "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

         "Other Senior Indebtedness" means, at any date, outstanding Indebtedness of the Company, other than the Securities, that is pari passu in any respect in right of payment with the Securities, including, without limitation, Indebtedness outstanding under the Secured Credit Facility.

         "Outstanding," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

                  (1) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                  (2) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

                  (3) Securities as to which the Company's obligations have been discharged as provided in Article 8 hereof; and

                  (4) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

                  provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, Securities owned by the Company or any Affiliate shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any Affiliate of the Company.

         "Person" means any individual, partnership, corporation, venture, joint venture, unincorporated organization, or a government or agency or political subdivision thereof.

         "Principal" or "principal" of a debt security means the principal amount of a debt security plus the premium, if any, on such debt security.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Qualified Equity Offering" means an issuance and offering for cash by the Company of shares of its Capital Stock, other than Redeemable Stock.

         "Qualified Investment" means the following kinds of instruments if, on the date of purchase or other acquisition of any such instrument by the Company or any Subsidiary the remaining term to maturity thereof is not more than one year: (i) obligations issued or unconditionally guaranteed as to principal and interest by the United States of America or by any agency or authority controlled or supervised by and acting as an instrumentality of the United States of America; (ii) obligations (including, but not limited to, demand or time deposits, bankers' acceptances and certificates of deposit) issued by (a) a depository institution or trust company incorporated under the laws of the United States of America, any state thereof or the District of Columbia, (b) a United States branch office or agency of any foreign depository institution or
(c) wholly owned Subsidiaries of any U.S. depository institution guaranteed by such U.S. bank or depository, provided that such U.S. bank, trust company or United States branch office or agency has, at the time of the Company's or any Subsidiary's investment therein or contractual commitment providing for such investment, capital, surplus or undivided profits (as of the date of such institution's most recently published financial statements) in excess of $100 million and the longterm unsecured debt obligations (other than such obligations rated on the basis of the credit of a person or entity other than such institution) of such institution, at the time of the Company's or any Subsidiary's investment therein or contractual commitment providing for such investment, is rated at least A by Standard & Poor's Ratings Service or A3 by Moody's Investors Service, Inc.; and (iii) debt obligations (including, but not limited to, commercial paper and medium term notes) issued or unconditionally guaranteed as to principal and interest by any corporation, state or municipal government or agency or instrumentality thereof, or foreign sovereignty if the commercial paper of such corporation, state or municipal government or foreign sovereignty has, at the time of the Company's or any Subsidiary's investment therein or contractual commitment providing for such investment, credit ratings of A1 by Standard & Poor's Ratings Service or P1 by Moody's Investors Service, Inc., or the debt obligations of such corporation, state or municipal government or foreign sovereignty, at the time of the Company's or any Subsidiary's investment therein or contractual commitment providing for such investment, have credit ratings of at least A by Standard & Poor's Ratings Service or A3 by Moody's Investors Service, Inc.

         "Redeemable Dividend" means, for any dividend payable with regard to Redeemable Stock, the quotient of the dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Redeemable Stock.

         "Redeemable Stock" means, with respect to any Person, any equity security that by its terms or otherwise is required to be redeemed or is redeemable at the option of the holder at any time prior to the maturity of the Securities.

         "Redemption Date" means, when used with respect to any Security to be redeemed, the date fixed for such redemption pursuant to this Indenture.

         "Redemption Price" means, when used with respect to any Security to be redeemed, the price fixed for such redemption pursuant to this Indenture and the Securities as set forth in Article 10 of this Indenture.

         "Representative" means the indenture trustee or other trustee, agent or representative for an issue of Senior Debt.

         "Restricted Payment" means (i) a dividend or other distribution declared and paid on the Capital Stock of the Company or any of its Subsidiaries, other than dividends or distributions consisting of shares of the Capital Stock of such entity (or rights or warrants to subscribe for or purchase shares of such Capital Stock) and other than dividends or distributions declared and paid by any Subsidiary to the Company or to any other direct or indirect Wholly Owned Subsidiary of the Company, (ii) a payment made by the Company, any Subsidiary or any Unrestricted Subsidiary (other than to the Company or any Subsidiary) to purchase, redeem, acquire or retire any Capital Stock of the Company (or rights or warrants to subscribe for or purchase shares of such Capital Stock) or (iii) a payment made by the Company, any Subsidiary or any Unrestricted Subsidiary (other than to the Company or any Subsidiary) to acquire, retire or redeem any debt of or equity interest in or otherwise to make any Investment in any Control Affiliate of the Company (other than a Subsidiary of the Company).

         "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which such Person is a party, providing for the leasing to the Company or a Subsidiary of any Property, whether owned at the date of issuance of a particular series of Securities pursuant to this Indenture or thereafter acquired, which has been or is to be sold or transferred by the Company or such Subsidiary to such Person, or to any other Person to whom funds have been or are to be advanced by such Person, on the security of such Property.

         "SEC" means the Securities and Exchange Commission.

         "Secured Credit Amount" means as of any date an amount equal to the greater of (i) $350.0 million or (ii) 15% of the Company's Consolidated Revenue for the four quarters ended as of the last fiscal quarter immediately preceding such date for which financial results are available.

         "Secured Credit Facility" means (i) the Loan and Security Agreement dated June_28, 1999 between the Company, its Subsidiaries and the lenders named therein, and Fleet Capital Corporation, as agent, as the same may be amended, modified, renewed, refunded, replaced or refinanced from time to time with the same or different lenders or Subsidiaries, including, without limitation, any security agreements, pledge agreements, notes, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as such agreements may be amended, restated, replaced, renewed, refunded, refinanced, supplemented or otherwise modified from time to time; and (ii) any senior secured or unsecured notes issued by the Company to refund, replace or refinance all or a portion of the foregoing or any Indebtedness that refinances, refunds, replaces or renews any such refinancing Indebtedness.

         "Securities" has the meaning set forth in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

         "Senior Indebtedness" means, at any date, any outstanding Indebtedness of the Company that is pari passu in any respect in right of payment with the Securities.

         "Stated Maturity," when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

         "Subordinated Debt" means, at any date, any Indebtedness of the Company that is subordinated in any respect in right of payment to the Securities or any Other Senior Indebtedness including, without limitation, principal, premium, interest, fees, indemnities and amounts in respect of claims and rights of rescission.

         "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which securities representing more than 50% of the combined voting power of the total Voting Stock (or, in the case of an association or other business entity which is not a corporation, more than 50% of the equity interest) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, provided that an Unrestricted Subsidiary shall not be deemed to be a Subsidiary for purposes of this Indenture. When used herein without reference to any Person, Subsidiary means a Subsidiary of the Company.

         "Surviving Corporation" means the corporation formed by or surviving any consolidation or merger involving the Company or to which a transfer, sale or lease of all or substantially all of the Company's Property is made.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C.
ss.ss.77aaa77bbbb), as amended by the Trust Indenture Reform Act of 1990, as in effect on the date of execution of this Indenture, except as provided in Section 9.03.

         "Transaction Date" means the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio, provided that if such transaction is related to or in connection with any acquisition of any Person, the Transaction Date shall be the earlier of (i) the date on which the Company or any of its Subsidiaries enters into an agreement with such Person to effect such acquisition, (ii) the date on which the Company or any of its Subsidiaries first makes a public announcement of such acquisition or any offer or proposal to effect such acquisition, (iii) the date on which the Company or any of its Subsidiaries first makes a filing with the SEC or the Federal Trade Commission in connection with any proposed acquisition and (iv) the date such acquisition is consummated, provided, however, that if subsequent to the occurrence of an event described in clause (i), (ii) or (iii) above or clause
(A), (B) or (C) below the Company or any of its Subsidiaries shall amend the terms of such acquisition with respect to the consideration payable by the Company or any of its Subsidiaries in connection with such acquisition, the Transaction Date shall be the earlier of (A) the date on which the Company or any of its Subsidiaries enters into a binding written agreement with such Person to effect such acquisition on such amended terms, (B) the date on which the Company or any of its Subsidiaries makes a public announcement of any offer or proposal to effect such acquisition on such amended terms and (C) the date on which the Company or any of its Subsidiaries first makes a filing disclosing such amended terms with the SEC or the Federal Trade Commission in connection with any proposed acquisition. The second proviso above shall not be applicable if, as of the initial Transaction Date with respect to any acquisition, the Company could incur at least $1.00 of additional Indebtedness under Section 4.03(a) hereof when the Consolidated Interest Coverage Ratio of the Company is calculated on the basis of the amended terms of such acquisition and the Indebtedness to be incurred by the Company and its Subsidiaries in connection therewith.

         "Trustee" means the party named as such in the first paragraph of this instrument above unless and until a successor replaces it in accordance with the terms of this Indenture and thereafter, "Trustee" shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

         "Trust Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Department (or any successor group) of the Trustee, including without limitation any Vice President, Assistant Vice President, any Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the abovedesignated officers and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom corporate trust matters are referred because of his knowledge of and familiarity with the particular subject.

         "Unrestricted Subsidiary" means (i) any corporation, association or other business entity which would be a Subsidiary but for its designation as an Unrestricted Subsidiary by the Board of Directors of the Company at or before the time of determination as provided below, and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of or owns or holds any Lien on any Property of the Company or any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated, provided that either
(x) the Subsidiary to be so designated has total assets of $1,000 or less or (y) immediately after giving pro forma effect to such designation (1) the Consolidated Interest Coverage Ratio would be greater than 2.0 to 1 and (2) there would not exist any Default under this Indenture. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Subsidiary, provided that, immediately after giving pro forma effect to such designation,
(1) the Consolidated Interest Coverage Ratio would be greater than 2.0 to 1 and
(2) there would not exist any Default under this Indenture.

         "Voting Stock" means any class of Capital Stock of any Person then outstanding normally entitled to vote in elections of directors, managers or trustees of any such Person (irrespective of whether or not at the time stock of any class or classes will have or might have voting power by reason of the happening of any contingency).

         "Wholly Owned Subsidiary" means any Subsidiary of which 100% of the total Voting Stock is at the time owned by the Company or by a Wholly Owned Subsidiary of the Company.

         b.       Other Definitions.


Term                               Defined in Section

"Authenticating Agent"             7.12

"Bankruptcy Law"                   6.01

"Change of Control Date"           5.01

"Custodian"                        6.01

"Discharged"                       8.01

"Event of Default"                 6.01

"Exchange Act"                     4.08

"Legal Holiday"                    11.07

"Paying Agent"                     3.04

"Registrar"                        3.04

"U.S.  Government Obligations"     8.01

         c.       Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Securities;

         "indenture security holder" means a Holder;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee;

         "obligor" on the Securities means the Company.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings assigned to them thereby.

         d.       Rules of Construction.

                  Unless the context otherwise requires:

                           (a) a term has the meaning assigned to it;

                           (b) an accounting term not otherwise defined has the
                               meaning assigned to it in accordance with generally accepted accounting principles in effect on the date of the construction of such term;

                           (c) "or" is not exclusive;

                           (d) words in the singular include the plural, and in
                               the plural include the singular; and

                           (e) provisions apply to successive events and
                               transactions.

2.

FORM OF THE SECURITIES

                                    a. Form.

         The Securities of each series shall be substantially in the form of Exhibit A, which is part of this Indenture or in such other form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof. If determined to be necessary by the Company or its counsel, the Company may require that a legend be placed on the Securities of any series relating to original issue discount or other applicable tax matters. The Company shall furnish any such legends or endorsements to the Trustee in writing. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.03 for the authentication and delivery of such Securities.

                    b. Form of Legend for Global Securities.

         Unless otherwise specified as contemplated by Section 3.01 for the Securities evidenced thereby, every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITOR OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES. EVERY SECURITY DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF THIS GLOBAL SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED ABOVE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS TO BE MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         c.       Form of Trustee's Certificate of Authentication.

                  The Trustee's certificates of authentication shall be in substantially the following form:

                  "This is one of the Securities of the series designated therein referred to in the withinmentioned Indenture.

IBJ WHITEHALL BANK & TRUST COMPANY, As Trustee


By:__________________________________
   "Authorized Signatory"

3.

THE SECURITIES

                    a. Amount Unlimited; Issuable in Series.

         The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

         The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and, subject to Section 3.03, set forth, or determined in the manner provided, in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

                           (a) the title of the Securities of the series (which
                               shall distinguish the Securities of the series from Securities of any other series);

                           (b) any limit upon the aggregate principal amount of
                               the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.07, 3.08 or 3.09 and except for any Securities which, pursuant to
                               Section 3.03, are deemed never to have been authenticated and delivered hereunder);

                           (c) the Person to whom any interest on a Security of
                               the series shall be payable, if other than the Person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such interest;

                           (d) the date or dates on which the principal of any
                               Securities of the series is payable;

                           (e) the rate or rates (which may be fixed or
                               variable) per annum, or the method for
                               determining such rate or rates, at which any Securities of the series shall bear interest, if any, the date or dates from which any such interest shall accrue, the date on which each installment of any such interest shall be payable and the record date for any such payment of interest, and the method for the payment of interest on any Securities, whether in cash or through the issuance of additional Securities;

                           (f) the place or places, if other than as set forth
                               in the Indenture, where the principal of and any premium and interest on any Securities of the series shall be payable;

                           (g) the period or periods within which, the price or
                               prices at which and the terms and conditions upon which any Securities of the series may be redeemed in whole or in part at the option of the Company and, if other than by a Board Resolution, the manner in which any election by the Company to redeem the Securities shall be evidenced;

                           (h) the obligation, if any, of the Company to redeem
                               or purchase any Securities of the series pursuant to any sinking fund or analogous provisions or at the option of the Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series shall be redeemed or purchased in whole or in part pursuant to such obligation;

                           (i) if other than denominations of $1,000 and any
                               integral multiple thereof, the denominations in which any Securities of the series shall be issuable;

                           (j) if the amount of principal of or any premium or
                               interest on any Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

                           (k) if other than the entire principal amount
                               thereof, the portion of the principal amount of any Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 6.02;

                           (l) if the principal amount payable at the Stated
                               Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

                           (m) if applicable, that any Securities of the series
                               shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in
                               Section 2.02 and any circumstances in addition to or in lieu of those set forth in Clause (2) of the last paragraph of Section 3.07 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof;

                           (n) any addition to or change in the Events of
                               Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 6.02;

                           (o) any addition to or change in the covenants set
                               forth in Article 4 which applies to Securities of the series; and

                           (p) any other terms of the series (which terms shall
                               not be inconsistent with the provisions of this Indenture, except as permitted by Section 9.01(6)).

         All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 3.03) set forth, or determined in the manner provided, in the Officers' Certificate referred to above or in any such indenture supplemental hereto.

         If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series.

         The Securities shall rank pari passu with Other Senior Indebtedness and senior to Subordinated Debt.

         b.       Denominations.

         The Securities of each series shall be issuable only in registered form without coupons and only in such denominations as shall be specified as contemplated by Section 3.01. In the absence of any such specified denomination with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

         c.       Execution, Authentication, Delivery and Dating.

         The Securities shall be signed for the Company by the Company's President or any Vice Chairman or Vice President and shall be attested by the Company's Secretary or an Assistant Secretary, in each case by manual or facsimile signature. The Company's seal shall be reproduced on the Securities.

         If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

         At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established by or pursuant to one or more Board Resolutions or supplemental indentures as permitted by Sections 2.01 and 3.01, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating,

                           (a) if the form of such Securities has been
                               established by or pursuant to Board Resolution or supplemental indenture, as the case may be, as permitted by Section 2.01, that such form has been established in conformity with the provisions of this Indenture;

                           (b) if the terms of such Securities have been
                               established by or pursuant to Board Resolution or supplemental indenture, as the case may be, as permitted by Section 3.01, that such terms have been established in conformity with the provisions of this Indenture; and

                           (c) that such Securities, when authenticated and
                               delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee. The Trustee shall also be entitled to receive an Officers' Certificate stating that immediately after the authentication and delivery of such Securities, (a) the aggregate principal amount of Securities Outstanding will not exceed the maximum aggregate principal amount permitted to be Outstanding pursuant to authorization by the Board of Directors and (b) the Company will not be in Default and no Event of Default will have occurred. In addition, if the form and/or terms of such Securities have been established pursuant to a supplemental indenture, the Trustee shall be entitled to receive the Opinion of Counsel referred to in Section 9.06 hereof.

         Notwithstanding the provisions of Section 3.01 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers' Certificate otherwise required pursuant to Section 3.01 or the Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

         Each Security shall be dated the date of its authentication.

         A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

         Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.10, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

         d.       Registrar and Paying Agent.

         The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more coRegistrars and one or more additional Paying Agents. The term Paying Agent includes any additional Paying Agent. The Company or any of its subsidiaries may act as Paying Agent, Registrar or co-Registrar.

         The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture that shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such. The Company initially appoints the Trustee, as Paying Agent and Registrar.

         e.       Paying Agent to Hold Money in Trust.

         The Company shall require each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree that such Paying Agent will:

                  i. hold all sums held by it for the payment of the principal of or interest on the Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                  ii. give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal or interest; and

                  iii. at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

Upon such payment over to the Trustee, the Paying Agent shall have no further liability for such money.

         f.       Holder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish or cause to be furnished to the Trustee not less than ten days before each interest payment date and at such other times as the Trustee may request in writing all information in the possession or control of the Company or any Paying Agent as to the names and addresses of the Holders, in such form and as of such date as the Trustee may reasonably require.

         g.       Transfer and Exchange.

         When Securities of any series are presented to the Registrar or a coRegistrar with a request to register the transfer of, or to exchange them for an equal principal amount of Securities of such series of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfer and exchanges of Securities of any series, the Company shall issue and the Trustee shall authenticate Securities of such series at the Registrar's request.

         No service charge shall be made for any registration of transfer or exchange of Securities of any series, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange.

         The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of any selection of Securities of such series for redemption under Section 10.02 and ending at the close of business on the day of such day of selection or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any such Security being redeemed in part.

         The provisions of Clauses (1), (2), (3) and (4) below shall apply only to Global Securities:

                           (a) Each Global Security authenticated under this
                               Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

                           (b) Notwithstanding any other provision in this
                               Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act, (B) there shall have occurred and be continuing an Event of Default with respect to the Securities represented by such Global Security or (C) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by Section 3.01.

                           (c) Subject to Clause (2) above, any exchange of a
                               Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

                           (d) Every Security authenticated and delivered upon
                               registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section,
                               Section 3.08 or 3.09 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

         h.       Replacement Securities.

         If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

         If the Holder of a Security of any series claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security of the same series if Trustee's requirements are met. If required by the Trustee or the Company, such Holder shall provide an indemnity bond sufficient in the judgment of both the Company and the Trustee to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company may charge the Holder for its expenses in replacing a Security.

         Every replacement Security of any series issued pursuant to the provisions of this Section 3.08 by virtue of the fact that any Security of such series is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionally with any and all other Securities of such series duly issued hereunder.

         i.       Temporary Securities.

         Until definitive Securities of any series are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities of such series. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. If temporary Securities of any series are issued, without unreasonable delay, the Company shall prepare and deliver to the Trustee, and the Trustee shall authenticate, definitive Securities of that series in exchange for such temporary Securities.

         j.       Cancellation.

         The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Securities and deliver a certificate of such destruction to the Company. Subject to Section 3.08, the Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

         k.       Defaulted Interest.

         If the Company fails to make a payment of interest on the Securities of any series on the date that payment of such interest is due, it shall pay such interest thereafter in any lawful manner. It may pay such interest, plus any interest payable on it, to the Persons who are Holders on a subsequent special record date. The Company shall fix such special record date and payment date. At least 5 days before such record date, the Company shall mail to Holders, the Trustee and any paying agents a notice that states the record date, payment date, and amount of such interest to be paid.

         l.       Persons Deemed Owners.

         Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee (including, without limitation, the Registrar and the Paying Agent) may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee (including, without limitation, the Registrar and the Paying Agent) shall be affected by notice to the contrary.

         m.       Computation of Interest.

         Except as otherwise specified as contemplated by Section 3.01 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360 day year of twelve 30 day months.

4.

COVENANTS

         The Company covenants and agrees, with respect to each series of Securities issued hereunder, that it will comply with the covenants set forth in this Article 4, as such covenants may be changed or supplemented with respect to such series of Securities as contemplated by Section 3.01 hereof.

         a.       Payment of Securities.

         The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of and any premium and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture. Principal, premium and interest shall be considered paid on the date due if the Paying Agent holds on that date money (or other consideration permitted to be paid by the terms of such series of Securities) designated for and sufficient to pay all principal, premium and interest then due.

         With respect to any series of Securities permitted by its terms to pay interest thereon by the issuance of additional Securities of such series, the Company shall notify the Trustee in writing of its election to pay interest on such Securities through the issuance of additional Securities of such series and the aggregate amount of such additional Securities of such series to be issued not less than 10 nor more than 45 days prior to the record date for the interest payment date on which additional Securities of such series will be issued. On each such interest payment date, the Trustee shall authenticate additional Securities of such series for original issuance to each Holder on the relevant record date in the aggregate principal amount required to pay such interest. Each such additional Security of such series is an additional obligation of the Company and shall be governed by, and entitled to the benefits of, this Indenture and shall be subject to the terms of this Indenture and shall rank pari passu with and be subject to the same terms (including the rate of interest from time to time payable thereon) as the Securities (except, as the case may be, with respect to the issuance date and aggregate principal amount).

         The Company shall pay interest on overdue principal of any series of Securities at the rate borne by such series of Securities; it shall pay interest on overdue installments of interest on any series of Securities at the same rate to the extent permitted by law.

         b.       Limitation on Restricted Payments.

                  i. The Company shall not, nor will it permit any of its Subsidiaries or Unrestricted Subsidiaries to, make any Restricted Payment if, after giving effect thereto, with respect to any particular series of Securities issued hereunder, (i) any Default shall have occurred and be continuing or (ii) the Company could not incur at least $1.00 of additional Indebtedness under Section 4.03(a) hereof or (iii) the aggregate of such payments made by the Company and its Subsidiaries and Unrestricted Subsidiaries subsequent to the date of issuance of such series of Securities would exceed the sum of (x) 50% (or minus 100% in the event of a deficit) of aggregate Consolidated Net Income of the Company for the period commencing on the date established by Board Resolution for this purpose as permitted by Section 3.01 and ending on the last day of the fiscal quarter immediately preceding the date of such Restricted Payment, and (y) the aggregate Net Proceeds, including cash and the Fair Market Value of Property other than cash, received by the Company subsequent to the date of issuance of such series of Securities from capital contributions from any of its stockholders or from the issuance or sale (other than to a Subsidiary or Unrestricted Subsidiary) subsequent to the date of issuance of such series of Securities of shares of its Capital Stock of any class, other than Redeemable Stock (or rights or warrants to subscribe for or purchase shares of such Capital Stock, other than Redeemable Stock) or of any convertible securities or debt obligations which have been converted into, exchanged for or satisfied by the issuance of shares of Capital Stock of any class, other than Redeemable Stock. For purposes of computing the amount in clause (iii) above, the determination of Consolidated Net Income of the Company for any fiscal period ending prior to the date established by Board Resolution for this purpose as permitted by Section 3.01 shall exclude the deduction of an amount equal to the aggregate charges (net of applicable tax) incurred by the Company related to the repurchase or retirement of Indebtedness prior to its stated maturity.

                  ii. The provisions of this Section 4.02 shall not prevent
                      the Company from paying a dividend on Capital Stock of any class within 60 days after the declaration thereof if, on the date of declaration, the Company could have paid such dividend in compliance with the other provisions of this
                      Section 4.02. With respect to any particular series of Securities issued hereunder, the aggregate amount of dividends paid by the Company pursuant to this subsection subsequent to the date of issuance of such series of Securities shall be included in all subsequent computations under this Section 4.02.

                 iii. The provisions of this Section 4.02 shall also not
                      prevent the Company from redeeming or repurchasing shares of its Capital Stock (1) solely in exchange for other shares of Capital Stock (other than Redeemable Stock), (2) to eliminate fractional shares, (3) in connection with repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees of the Company or (4) pursuant to a court order. With respect to any particular series of Securities issued hereunder, the aggregate amount of consideration paid by the Company pursuant to this subsection subsequent to the date of issuance of such series of Securities shall be included in all subsequent computations under this Section 4.02. The aggregate consideration paid pursuant to subclause (2) shall not exceed $250,000 in any fiscal year.

         c.       Limitation on Indebtedness.

                   i. The Company shall not, nor will it permit any of its
                      Subsidiaries to, create, incur, assume, Guarantee or otherwise become liable with respect to, or become responsible for the payment of, any Indebtedness unless, after giving effect thereto, the Consolidated Interest Coverage Ratio of the Company is greater than 2.0 to 1.

                  ii. Notwithstanding the foregoing, the Company and its
                      Subsidiaries may incur, create, assume, or Guarantee or otherwise become liable with respect to, any or all of the following:

                           (1) with respect to any particular series of Securities issued hereunder, Indebtedness evidenced by securities issued at or prior to the issuance of such series of Securities pursuant to this Indenture;

                           (2)      Intentionally Omitted.

                           (3) Indebtedness under the Secured Credit Facility in an aggregate amount not to exceed the Secured Credit Amount;

                           (4) Indebtedness the proceeds of which are used to refinance (x) all or a portion of the Securities of any series issued pursuant to this Indenture, (y) any Indebtedness of its Subsidiaries and any other Indebtedness of the Company that is pari passu with the Securities (other than Indebtedness incurred, created, assumed or Guaranteed under clause (iii) above) or (z) successor or replacement Indebtedness, in each case in a principal amount not to exceed the principal amount so refinanced (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, in an amount not greater than such lesser amount) plus any prepayment penalties and premiums (including the contractual premiums and any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchases), accrued and unpaid interest on the Indebtedness so refinanced, plus customary fees, expenses and costs related to the incurrence of such refinancing Indebtedness, provided that, in the case of this clause (iv), (1) with respect to any particular series of Securities issued hereunder, if the Securities of such series are refinanced in part, such new Indebtedness is expressly made pari passu or subordinate in right of payment to the remaining Securities of such series, and (2) if the Indebtedness to be refinanced is pari passu in right of payment to the Securities issued pursuant to this Indenture, such new Indebtedness is expressly made pari passu or subordinate in right of payment to the Securities issued pursuant to this Indenture;

                           (5)      Intentionally Omitted.

                           (6) with respect to any particular series of Securities issued hereunder, Indebtedness of the Company and its Subsidiaries remaining outstanding immediately after the date of issuance of such series of Securities;

                           (7) Indebtedness of the Company to a Subsidiary of the Company or Indebtedness of a Subsidiary of the Company to the Company or to another Subsidiary of the Company;

                           (8) Indebtedness incurred in connection with the refurbishment, improvement, construction or acquisition (whether by acquisition of stock, assets or otherwise) of any Property or Properties of the Company or a Subsidiary of the Company that constitute a part of the then present business of the Company or any Subsidiary of the Company (or incurred within twelve months of any such acquisition or the completion of such refurbishment, improvement or construction), provided that
                                    (a)(1) such Indebtedness, together with any other Indebtedness incurred during the preceding twelvemonth period in reliance upon the exception of this clause (viii), does not exceed, in the aggregate, 3% of net sales and service fees of the Company and its Subsidiaries during the preceding twelvemonth period on a consolidated basis and (2) such Indebtedness, together with all then outstanding Indebtedness incurred in reliance upon the exception of this clause
                                    (viii), does not exceed, in the aggregate, 3% of the aggregate net sales and service fees of the Company and its Subsidiaries during the preceding thirtysix months on a consolidated basis, in each case as such amounts may be adjusted as set forth below, or (b) such Indebtedness does not exceed the amount of proceeds received by the Company or any of its Subsidiaries from insurance policies maintained by the Company or any Subsidiary in respect of such Property or Properties;

                           (9) Indebtedness consisting of Guarantees by the Company or a Subsidiary of the Company of
                                    (A) other Indebtedness of the Company or any such Subsidiary, provided that such other Indebtedness is otherwise permitted under this Section 4.03 and (B) obligations of customers of the franchise or wholesale business of the Company or a Subsidiary of the Company which Guarantees are in the ordinary course of business consistent with the past practice of the Company or its Subsidiaries;

                           (10) Indebtedness created by a Lien to which Property owned or held by the Company or a Subsidiary of the Company is subject, provided that the Indebtedness secured is Indebtedness of the Company or a Subsidiary of the Company which is otherwise permitted under this Section 4.03;

                           (11) Indebtedness incurred in connection with a repurchase of the Securities of any series issued pursuant to this Indenture as provided in Section 5.01 hereof and in connection with the repurchase of any notes of the Company which require the Company to repurchase such notes in the event of certain merger, consolidation or change of control transactions, in an aggregate principal amount not to exceed the aggregate repayment price (equal to the repurchase price paid, including premium and accrued interest thereon through the date of repurchase) of such Securities and such other notes of the Company plus the amount of fees and expenses associated with the incurrence of such Indebtedness, provided that to the extent any such notes of the Company which are required to be so repurchased constitute Subordinated Debt, any new Indebtedness incurred in connection with the repurchase of such notes (a) is expressly made subordinate to the Securities issued hereunder at least to the extent that such notes are subordinate to the Securities issued hereunder, (b) with respect to any particular series of Securities issued hereunder, does not mature prior to the final scheduled maturity date of such series of Securities and (c) with respect to any particular series of Securities issued hereunder, has an Average Life equal to or greater than the remaining Average Life of such series of Securities;

                           (12)     Indebtedness under Interest Swap
                                    obligations, provided that such Interest
                                    Swap Obligations are related to payment
                                    obligations on Indebtedness otherwise
                                    permitted under this Section 4.03 and, in the aggregate, do not relate to a principal amount of Indebtedness in excess of the Indebtedness permitted under this Section 4.03;

                           (13) commercial letters of credit and standby letters of credit incurred in the ordinary course of business by the Company or its Subsidiaries;

                           (14) Indebtedness represented by industrial revenue or development bonds, provided that the aggregate amount of Indebtedness incurred in reliance upon the exception of this clause (xiv) shall not exceed at any one time an aggregate principal amount outstanding of $25 million;

                           (15) Capitalized Lease Obligations relating to Property used in the business of the Company or its Subsidiaries;

                           (16)     Indebtedness incurred in respect of
                                    performance bonds and Guarantees and
                                    completion Guarantees incurred in the
                                    ordinary course of business and refinancings thereof;

                           (17) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five business days of its incurrence; and

                           (18) other Indebtedness (which may be secured or unsecured) which, together with any obligations in respect of Sale and Leaseback Transactions (other than Sale and Leaseback Transactions permitted under Section 4.05(i) through (iv)) does not exceed $50 million in the aggregate.

The aggregate amounts of Indebtedness that the Company is permitted to incur pursuant to clause (viii) above shall be reduced by the difference between (1) the aggregate principal amount of any mortgages that the Company is deemed to have entered into in connection with any Sale and Leaseback Transaction that the Company is permitted to enter into under clause (i) of Section 4.05 and (2) the aggregate principal amount of any Senior Indebtedness that is repaid with the Net Proceeds of any Sale and Leaseback Transactions that are entered into within twelve months of the acquisition, or completion of construction or refurbishment, of the Property that is the subject of any such transaction.

         d.       Limitation on Liens.

                  i. The Company shall not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on or with respect to any Property or assets of the Company or any such Subsidiary or any interest therein or any income or profits therefrom.

                 ii. Notwithstanding the foregoing, the Company and its Subsidiaries may create, incur, assume or permit to exist the following Liens:

                           (1) with respect to any particular series of Securities issued hereunder, any Lien existing as of the date of issuance of such series of Securities;

                           (2) any Lien on all of the Company's or a Subsidiary's properties and assets, including without limitation, accounts receivable, inventories, franchise agreements, property, equipment, trademarks, proprietary rights, leasehold interests, cash and all other assets and the proceeds thereof securing the Company's obligations under the Secured Credit Facility, as to which the Holders agree that if any such Lien is invalidated, avoided or otherwise deemed unenforceable with respect to any collateral securing such obligations, any payment that would be made to the Holders from or attributable to the proceeds of such collateral (but not any other payments) shall nevertheless be paid to the lenders under the Secured Credit Facility instead of to the Holders until all indebtedness under the Secured Credit Facility is paid in full;

                           (3) any Lien arising in the ordinary course of business, other than in connection with Indebtedness for borrowed money, such as (A) Liens to secure payments of workers' compensation, unemployment insurance, old age pensions or other social security or retirement benefits, or to secure the performance of bids, tenders, contracts (other than for the payment of money) or to secure public or statutory obligations of the Company, or any Subsidiary, or to secure surety bonds to which the Company or any Subsidiary is a party and (B) materialmen's, mechanics', workmen's, repairmen's, warehousemen's, landlords', vendors' or carriers' Liens created by law, or deposits or pledges arising and continuing in the ordinary course of business to obtain the release of any such Liens;

                           (4) any Lien on the Company's or a Subsidiary's accounts receivable, inventories, franchise agreements, proprietary rights and related assets and proceeds of any of the foregoing, or deposit accounts, credits, balances with, and money and securities in transit to, any financial institution or any books and records relating to any of the foregoing incurred to secure Indebtedness permitted under Section 4.03(b)(iii);

                           (5) with respect to any particular series of Securities issued hereunder, any Lien on Property acquired by the Company or any Subsidiary after the date of issuance of such series of Securities created solely to secure Indebtedness incurred to finance such acquisition or assumed in connection with such acquisition, whether by acquisition of stock, assets or otherwise (or any Lien entered into in connection with Indebtedness that is permitted under Section 4.03(b)(viii)), provided that in each case such acquisition does not constitute a Material Acquisition;

                           (6) any Lien on Property acquired by the Company or any Subsidiary which constitutes a Material Acquisition created solely to secure Indebtedness incurred to finance such Material Acquisition or assumed in connection with such Material Acquisition, provided that after giving effect to such Indebtedness the Consolidated Interest Coverage Ratio is greater than 2.0 to 1;

                           (7) any Lien on any asset of the Company or any Subsidiary created solely to secure Indebtedness incurred to finance the refurbishment, improvement, construction or acquisition (whether by acquisition of stock, assets or otherwise) of such asset (or incurred within twelve months of any such acquisition or the completion of such refurbishment, improvement or construction) or relating to Indebtedness assumed in connection with such acquisition, provided that such Lien secures Indebtedness permitted under Section 4.03(b)(viii) ;

                           (8) any Lien created in connection with a Capitalized Lease Obligation that the Company or a Subsidiary is permitted to enter into under the terms of this Indenture, provided that such Capitalized Lease Obligation relates to Property used in the business of the Company or a Subsidiary;

                           (9) any Lien arising out of judgments or awards against the Company or any Subsidiary with respect to which the Company or such Subsidiary shall in good faith be prosecuting an appeal or proceedings for review or Liens incurred by the Company or a Subsidiary for the purpose of obtaining a stay or discharge in the course of any legal proceeding to which the Company or such Subsidiary is a party;

                           (10) any Lien for taxes not yet subject to penalties for nonpayment or contested in good faith in accordance with Section 4.15 or minor survey exceptions, or minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties, which encumbrances, easements, reservations, rights and restrictions do not, in the aggregate, have a material negative economic effect on the Company or any Subsidiary or materially impair the ability of the Company or any Subsidiary to conduct its operations;

                           (11) any Lien extending, renewing or replacing any Lien permitted by clause (i), (ii),
                                    (iv), (v), (vi), (vii), (viii) or (xii) of this Section 4.04; and

                           (12) any other Lien securing up to $50.0 million of Indebtedness permitted by Section 4.03(b)(xviii).

In the case of Liens permitted under clauses (i), (iv), (v), (vi), (vii), (viii) and (xi), with respect to any particular series of Securities issued hereunder, such Liens may relate solely to the Property (including any improvements thereon) subject thereto as of the date of issuance of such series of Securities or the date such Lien was incurred, as the case may be, and may secure the payment only of the Indebtedness so secured as of such date.

         e.       Limitation on Sale and Leaseback Transactions.

         The Company shall not, and shall not permit any Subsidiary to, enter into, assume, Guarantee or otherwise become liable with respect to any Sale and Leaseback Transaction, provided that this Section 4.05 shall not prohibit: (i) a Sale and Leaseback Transaction that, had such Sale and Leaseback Transaction been structured as a mortgage rather than as a Sale and Leaseback Transaction, the Company would have been permitted to enter into such transaction under Sections 4.03 and 4.04(b)(vii), (ii) with respect to any particular series of Securities issued hereunder, a Sale and Leaseback Transaction entered into prior to the date of issuance of such series of Securities, (iii) a Sale and Leaseback Transaction the proceeds of which are applied to repayment of Other Senior Indebtedness, (iv) a Sale and Leaseback Transaction if within 90 days of entering into such arrangement, the Company makes a pro rata offer or pro rata offers to all Holders of any one or more series of Securities issued hereunder as may be selected by the Company to repurchase such Securities at 100% of their principal amount, plus accrued and unpaid interest through the date of repurchase and in an aggregate amount equal to (x) the greater of the Net Proceeds of the sale of the Property leased pursuant to such Sale and Leaseback Transaction or the Fair Market Value of the Property so leased at the time of entering into such Sale and Leaseback Transaction less (y) the amount of Net Proceeds which are applied to repayment of Other Senior Indebtedness; and (v) any other Sale and Leaseback Transaction of which the cash proceeds to the Company do not exceed the difference between (x) $50.0 million and (y) the amount of Indebtedness incurred pursuant to Section 4.03(b)(xviii).

         f.       Limitation on Asset Sales.

                  i. The Company shall not, and shall not permit any Subsidiary to, consummate any Asset Sale unless (A) such sale is for Fair Market Value and (B) at least 75% of the Net Proceeds thereof received by the Company or such Subsidiary is in the form of cash; provided, that for purposes of this
                      Section 4.06, securities received by the Company or any Subsidiary from such transferee that are promptly converted by the Company or such Subsidiary into cash shall be deemed to be cash; and provided further, that notwithstanding any other provision in this paragraph, (a) the Company or any Subsidiary may consummate Asset Sales for which it receives aggregate Net Proceeds from the applicable purchaser or purchasers in an amount not to exceed $25,000,000 in connection with any and all such Assets Sales without regard to the foregoing limitation on receiving a specified percentage of the Net Proceeds in cash and (b) to the extent that the Company has not reinvested such Net Proceeds in Additional Assets or used such Net Proceeds to repay Other Senior Indebtedness within twelve months following the consummation of the Asset Sale (or in the case of Net Proceeds in the form of securities rather than cash, within twelve months after such securities become cash), the Company shall either apply such Net Proceeds (or any portion thereof) to the repayment of Other Senior Indebtedness or apply such Net Proceeds (or the remaining portion thereof) in accordance with the following sentence. If no Other Senior Indebtedness is outstanding at such time or the Company does not apply any or applies only a portion of such Net Proceeds to the repayment of Other Senior Indebtedness or the application of such Net Proceeds results in the payment of all outstanding Other Senior Indebtedness, then such Net Proceeds or any remaining portion thereof, in each case not so applied to the repayment of Other Senior Indebtedness, shall be applied to a pro rata offer or pro rata offers to all Holders of any one or more series of Securities issued hereunder as may be selected by the Company to repurchase such Securities at 100% of their principal amount, plus accrued and unpaid interest through the date of repurchase.

         Notwithstanding the foregoing, in the event the Net Proceeds resulting from any Asset Sale, after giving effect to any related repayment of Other Senior Indebtedness, are less than $10,000,000, the application of such Net Proceeds to a pro rata offer or pro rata offers to all Holders of any one or more series of Securities issued hereunder as may be selected by the Company to repurchase such Securities at 100% of their principal amount, plus accrued and unpaid interest, may be deferred until such time as such Net Proceeds, plus the aggregate amount of Net Proceeds resulting from any subsequent Asset Sale or Asset Sales not otherwise reinvested in Additional Assets or applied to repay Other Senior Indebtedness as required are at least equal to $10,000,000, at which time the Company shall apply all such Net Proceeds to a pro rata offer or pro rata offers to all Holders of any one or more series of Securities issued hereunder as may be selected by the Company to repurchase such Securities at 100% of their principal amount, plus accrued and unpaid interest through the date of repurchase.

                  ii. Pending application thereof in accordance with Section
                      4.06(a), the Company shall either apply the Net Proceeds of any Asset Sale to repay temporarily Other Senior Indebtedness or invest such Net Proceeds in Qualified Investments.

         g.       Limitation on Investments.

         The Company shall not, and shall not permit any of its Subsidiaries to, make any Investment in (i) any Unrestricted Subsidiary or (ii) an Affiliate (other than a Wholly Owned Subsidiary) that is not a Control Affiliate unless, as determined at the date such Investment is made and after giving effect thereto, (a) the Company could incur at least $1.00 of additional Indebtedness under Section 4.03(a), and (b) there would not exist any Default. The Company may not, and may not permit any Subsidiary or Unrestricted Subsidiary to, make any Investment in any Control Affiliate other than in compliance with Section
4.02. The determination of whether the Company or any of its Subsidiaries may make an Investment under this Section shall be made at the earliest of the date such Investment is made, the date such Investment is committed to be made by the Company or any of its Subsidiaries or, if such Investment is in respect of an acquisition, the Transaction Date for such acquisition.

         h.       SEC Reports.

                  i. The Company shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company files with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company shall continue to file with the SEC and the Trustee on the same timely basis such reports, information and other documents as the Company would be required to file with the SEC as if the Company were subject to the requirements of such
                      Section 13 or 15(d) of the Exchange Act notwithstanding that the Company may no longer be subject to Section 13 or 15(d) of the Exchange Act and that the Company would be entitled not to file such reports, information and other documents with the SEC. The Company also shall comply with the other provisions of TIAss.314(a).

                  ii. So long as any of the Securities of any series remain
                      outstanding, the Company shall cause any annual report to stockholders and any quarterly or other financial reports furnished by it to stockholders, excluding internal management reports and distributions to stockholders in their capacity as directors or officers of the Company, to be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Securities of each series maintained by the Registrar. If the Company is not required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, the Company shall cause its consolidated financial statements, including any notes thereto, and a "Management's Discussion and Analysis of Financial Condition and Results of Operations", comparable to that which would have been required to appear in annual or quarterly reports filed under Section 13 or 15(d) of the Exchange Act to be so filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Securities of each series maintained by the Registrar within 90 days after the end of each fiscal year and within 60 days after the end of each of the Company's first three fiscal quarters in each fiscal year.

         i.       Limitation on Payment Restrictions

Affecting Subsidiaries.

         The Company shall not, and shall not permit any Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction which encumbrance or restriction by its terms expressly restricts the ability of such Subsidiary to (i) pay dividends or make any other distributions on such Subsidiary's Capital Stock or pay any Indebtedness owed to the Company or any Subsidiary, (ii) make any loans or advances to the Company or any Subsidiary or (iii) transfer any of its Property to the Company or any Subsidiary, other than, with respect to clauses (ii) and
(iii), encumbrances or restrictions contained in any agreement or instrument (a) with respect to any particular series of Securities issued hereunder, relating to any Indebtedness of the Company or any Subsidiary existing on the date of issuance of such series of Securities; (b) with respect to any particular series of Securities issued hereunder, relating to any Property acquired by the Company or any of its Subsidiaries after the date of issuance of such series of Securities, provided that such encumbrance or restriction relates only to the Property which is acquired and, in the case of any encumbrance or restriction that constitutes a Lien, the Company would be permitted to incur the Lien under
Section 4.04; (c) relating to (x) any industrial revenue or development bonds,
(y) any obligation of the Company or any Subsidiary incurred in the ordinary course of business to pay the purchase price of Property acquired by the Company or such Subsidiary, and (z) any lease of Property by the Company or such Subsidiary in the ordinary course of business, provided that such encumbrance or restriction relates only to the Property which is the subject of such industrial revenue or development bond, such Property purchased or such Property leased and any such lease, as the case may be; (d) relating to any Indebtedness of any Subsidiary at the date of acquisition of such Subsidiary by the Company or any Subsidiary of the Company, provided that such Indebtedness was not incurred in connection with or in anticipation of such acquisition, and provided further that the Company would be permitted to incur any Lien securing such Indebtedness under Section 4.04; and (e) replacing or refinancing agreements or instruments referred to in clauses (a), (b) and (c), provided that the provisions relating to such encumbrance or restriction contained in any such replacement or refinancing agreement or instrument are no more restrictive than the provisions relating to such encumbrance or restriction contained in such original agreement or instrument.

         j. Limitation on Issuance of Indebtedness and Preferred Stock by Subsidiaries.

         The Company shall not permit any Subsidiary to create, incur, assume or Guarantee any Indebtedness or issue any preferred or preference stock, except for (i) with respect to any particular series of Securities issued hereunder, preferred stock outstanding on the date of issuance of such series of Securities, (ii) Indebtedness permitted under Section 4.03, (iii) preferred stock issued to and held by the Company or a Wholly Owned Subsidiary (but only so long as held or owned by the Company or a Wholly Owned Subsidiary) and (iv) preferred stock issued by a Person prior to the time (A) such Person becomes a Subsidiary, (B) such Person merges with or into a Subsidiary or (C) a Subsidiary merges with or into such Person, provided that such preferred stock was not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclauses (A), (B) or (C).

         k.       Transactions with Affiliates.

         With respect to any particular series of Securities issued hereunder, the Company shall not, and shall not permit any Subsidiary to, following the date of issuance of such series of Securities, except for the Management Agreement, enter into any transaction (including, without limitation, the purchase, sale or exchange of Property, the making of any Investment, the giving of any Guarantee or the rendering of any service) with any Affiliate (other than the Company or a Subsidiary) unless (i) the Board of Directors determines, in its reasonable good faith judgment, that such transaction is in the best interests of the Company or such Subsidiary based on full disclosure of all relevant facts and circumstances and (ii) such transaction is on terms no less favorable to the Company or such Subsidiary than those that could be obtained in a comparable arms' length transaction with an entity that is not an Affiliate.

         l.       Restrictions on Becoming an Investment Company.

         The Company shall not become an investment company within the meaning of the Investment Company Act of 1940 as such statute and the regulations thereunder and any successor statute or regulations thereto may from time to time be in effect.

         m.       Continued Existence and Rights.

         Subject to Article 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation, and its rights and franchises.

         n.       Maintenance of Properties and Other Matters.

         The Company shall, and shall cause each of its Subsidiaries to, maintain its Properties in good working order and condition and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto; provided, however, that nothing in this Section 4.14 shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of its Properties, if such discontinuance is, in the judgment of the Company or the Subsidiary, as the case may be, desirable in the conduct of its respective business and not disadvantageous in any material respect to the Holders.

         The Company will insure and keep insured, and will cause each Subsidiary to insure and keep insured, with financially sound and reputable insurers, so much of their respective Properties and in such amounts as is usually and customarily insured by companies engaged in a similar business with respect to Properties of a similar character against loss by fire and the extended coverage perils. None of the Company or any of its Subsidiaries will maintain a system of self insurance in lieu of or in combination with the foregoing, provided that deductibles under the insurance policy or policies of the Company and its Subsidiaries shall not be considered to be self insurance as long as such deductibles accord with financially sound and approved practices of companies owning or operating Properties of a similar character and maintaining similar insurance coverage. The Trustee shall not be required to see that such insurance is effected or maintained.

         The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all its business transactions, and will reflect in its financial statements adequate accruals and appropriations to reserves. The Company shall cause its books of record and account and those of each of its Subsidiaries to be examined, either on a consolidated or individual basis, by one or more firms of independent public accountants not less frequently than annually and shall not make any change in the accounting principles applied to its financial statements not concurred in by such firm or firms. The Company shall prepare its financial statements in accordance with generally accepted accounting principles.

         The Company shall, and shall cause each of its Subsidiaries to, comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject and to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership or operation of its Properties or to the conduct of its business, if noncompliance or failure to obtain materially adversely affects or, so far as the Company can at the time foresee, is reasonably likely to materially adversely affect the business, earnings, Properties or condition, financial or other, of the Company and its Subsidiaries taken as a whole.

         o.       Taxes and Claims.

         The Company shall, and shall cause each of its Subsidiaries to, pay (or, if appropriate, withhold and pay over) prior to delinquency:

                  (1) all taxes, assessments and governmental charges or levies imposed upon it or its Property (or required by it to withhold and pay over), and

                  (2) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which if unpaid might result in the creation of a Lien upon its Properties;

provided that items of the foregoing description need not be paid while being contested in good faith (and by appropriate proceedings in the opinion of the Company's independent counsel in any case involving more than $500,000); and provided further that adequate book reserves (in the opinion of the Company's independent accountants) have been established with respect thereto; and provided further that the owning company's title to, and its right to use, its Property is not materially adversely affected thereby.

         p.       Usury Laws.

         The Company will not voluntarily claim and will actively resist any attempts to claim the benefit of any usury laws against the Holders of the Securities of any series issued pursuant to this Indenture.

         q.       Money for Security Payments to be Held in Trust.

         If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of or interest on the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sum shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

         Whenever the Company shall have one or more Paying Agents with respect to any series of Securities, it will, on or prior to each date for the payment of the principal of or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the

Persons entitled to such payments; and, unless such Paying Agent is the Trustee, the Company will promptly notify the Trustee of its action or failure so to act.

         For the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, the Company may at any time pay, or direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent, as the case may be, shall be released from all further liability with respect to such money.

         r.       Compliance Certificate.

         The Company shall deliver to the Trustee for each series of Securities issued hereunder, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate, complying with Section 314(a)(4) of the TIA, stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and such series of Securities, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and such series of Securities and is not in default in the performance or observance of any of the terms, provisions and conditions hereof or thereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Defaults of which he may have knowledge, the status of such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto).

         The Company will, so long as any of the Securities of any series are outstanding, deliver to the Trustee for each series of Securities issued hereunder, forthwith upon becoming aware of any Default, Event of Default or default in the performance of any covenant, agreement or condition contained in this Indenture or such series of Securities, an Officers' Certificate specifying such Default or Event of Default the status of such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

5.

SUCCESSORS; CHANGE OF CONTROL; OPTIONAL PREPAYMENT

         a. When Company May Merge, etc.; Change of Control; Holders' Right of Optional Prepayment.

                  i. The Company shall not consolidate or merge with or into, or transfer, sell or lease all or substantially all of its Property to, any Person (except a Wholly Owned Subsidiary of the Company which is a United States corporation with a positive consolidated net worth, provided that following and after giving effect to such consolidation, merger, transfer, sale or lease there exists no Default or Event of Default and such Wholly Owned Subsidiary unconditionally assumes by supplemental indenture all the Company's obligations under this Indenture) unless:

                           (1) (A) the Company is the Surviving Corporation in
                               the case of a consolidation or merger and its Voting Stock is not changed into or exchanged for cash, securities or other Property of another corporation or (B) the corporation formed by such consolidation or merger or to which such transfer, sale or lease occurs is a United States corporation and such corporation unconditionally assumes by supplemental indenture all of the obligations of the Company under this Indenture, and

                           (2) immediately after giving effect to such
                               transaction no Default or Event of Default exists.

If immediately after and giving effect to any such consolidation, merger, transfer, sale or lease permitted under the foregoing provision (other than a consolidation or merger of the Company with, or a transfer, sale or lease by the Company of all or substantially all of its Property to, a Wholly Owned Subsidiary of the Company which is a United States corporation with a positive consolidated net worth, as permitted under Section 5.01(a) above) and any financings or other transactions in connection therewith the Consolidated Interest Coverage Ratio of the Surviving Corporation is less than 2.0 to 1, each Holder of any series of Securities issued pursuant to this Indenture shall have the right, pursuant to the procedures of Section 5.01(c), to require the Surviving Corporation to repurchase any Securities held by such Holder, in whole but not in part, at a purchase price in cash equal to 101% of its principal amount plus accrued interest, promptly following the consummation of any such merger, consolidation, transfer, sale or lease and the Indebtedness of the Surviving Corporation, after giving effect to such transaction and any financing or other transactions in connection therewith, shall not be deemed to have been incurred in violation of any covenant of this Indenture.

                  ii. Upon the occurrence of a Change of Control (the "Change of
                      Control Date") with respect to the Company, each Holder of any series of Securities issued pursuant to this Indenture shall have the right, pursuant to the procedures of
                      Section 5.01(c), to require the Company to repurchase any Securities held by such Holder at a purchase price in cash equal to 101% of the principal amount of such Securities plus accrued interest through the date of repurchase.

                  iii. Not less than 20 nor more than 60 business days prior to the consummation of a merger consolidation, transfer, sale or lease that would require the Company to repurchase the Securities of any series issued pursuant to this Indenture pursuant to Section 5.01(a) and not more than 45 business days following the occurrence of any other event constituting a Change of Control, the Company shall give Holders notice of such right of repurchase, mailed by first-class mail to the Holders' last addresses as they appear upon the register. Such notice shall state: (i) that Holders are entitled to have their Securities repurchased in whole but not in part at 101% of their principal amount plus accrued interest through the date of repurchase pursuant to this Section 5.01; (ii) in the case of Section 5.01(b), that a Change of Control has occurred, or in the case of Section 5.01(a), the proposed date of the consummation of the merger, consolidation, transfer, sale or lease; (iii) that Holders will be entitled to tender their Securities for repurchase, specifying the purchase price and the date of repurchase (the "Repurchase Date") (which, in the case of Section 5.01(a), shall not be later than the consummation date of the merger, consolidation, transfer, sale or lease and, in the case of
                      Section 5.01(b) shall be no earlier than 30 days and no later than 60 days after the date such notice is mailed) and that Holders will be entitled to tender their Securities for repurchase until five business days prior to the Repurchase Date, (iv) the name and address of the Paying Agent, (v) that the Securities must be tendered to the Paying Agent by five business days prior to the Repurchase Date to collect the principal and accrued interest thereon, (vi) that any Security not tendered by five business days prior to the Repurchase Date will continue to accrue interest at the applicable rate borne by the Security, (vii) that any Security accepted for repurchase will cease to accrue interest after the Repurchase Date, (viii) that Holders electing to have a Security repurchased will be required to surrender the Security, with the form entitled "Option of Holder to Elect Repurchase" on the reverse of the Security completed, to the Paying

                      Agent at the address specified in the notice on or prior to the close of business on the fifth business day preceding the Repurchase Date, (ix) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the fifth business day preceding the Repayment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for repurchase, the certificate number(s) of the Securities the Holder delivered for repurchase and a statement that such Holder is withdrawing his election to have such Securities repurchased, (i) that Holders electing to have their Securities repurchased must tender all Securities which they hold and (xi) any other information necessary to enable Holder to tender Securities and have such Securities repurchased pursuant to this Section. Notwithstanding that the Company shall have given any such notice pursuant to this Section 5.01(c), the Company shall have no obligation to consummate a merger, consolidation, transfer, sale or lease that is the subject of any such notice, provided that the Company will mail a notice to Holders, stating that the proposed merger, consolidation, transfer, sale or lease was not consummated and that Holders will not have the right to require the Company to prepay their Securities, not later than two business days after the Company determines that any proposed merger, consolidation, transfer, sale or lease will not be consummated, and the Company will promptly return any Securities tendered for repurchase to their respective Holders.

         The Company shall deliver to the Trustee, contemporaneously with the mailing of the notice specified in the preceding paragraph informing Holders of their right to tender their Securities for repurchase, (i) an Officers' Certificate to the foregoing effect stating that the Holders are entitled to have their Securities repurchased and (ii) an Opinion of Counsel stating that the proposed transaction complies with this Indenture and that all conditions precedent to the consummation of the transaction under this Indenture have been met. The Company shall also deliver to the Trustee an Officers' Certificate and an Opinion of Counsel in connection with any Supplemental Indenture upon the execution thereof, as specified in Section 9.06.

         The Surviving Corporation shall be the successor Company, but the predecessor Company in the case of a transfer, sale or lease shall not be released from the obligation to pay the principal of and interest on the Securities.

6.

DEFAULTS AND REMEDIES

         a.       Events of Default.

         "Event of Default," whenever used herein with respect to Securities of any series, means any one of the following events:

                           (a) the Company defaults in the payment of interest
                               on any Security of that series when the same becomes due and payable and the Default continues for a period of 30 days after such interest becomes due and payable;

                           (b) the Company defaults in the payment of the
                               principal of or any premium on any Security of that series when the same becomes due and payable at maturity, upon redemption, or upon repurchase pursuant to Section 5.01 or otherwise;

                           (c) the Company fails to comply with any of its other
                               agreements or covenants in or provisions of this Indenture (other than an agreement or covenant a default in whose performance is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and the Default continues for 30 days after the Company has been given notice of the Default by the Trustee or the holders of 25% in principal amount of the Outstanding Securities of that series;

                           (d) a default on other Indebtedness of the Company or
                               any Subsidiary (including a default on Securities other than Securities of such series), which Indebtedness has an outstanding principal amount of more than $1,000,000 individually or in the aggregate if such Indebtedness has attained final maturity or if the holders of such Indebtedness have accelerated payment thereof under the terms of the instrument under which such Indebtedness is or may be outstanding and, in each case, it remains unpaid;

                           (e) one or more judgments or decrees entered against
                               the Company or any Subsidiary involving a liability (not paid by insurance) of $1,000,000 or more in the case of any one such judgment or decree or $1,000,000 or more in the aggregate for all such judgments and decrees for the Company and all its Subsidiaries and all such judgments or decrees have not been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof;

                           (f) the Company or any Subsidiary pursuant to or
                               within the meaning of Title 11 of the United
                               States Code or any similar Federal or state law for the relief of debtors (collectively, "Bankruptcy Law"):

                           (i)commences a voluntary case in bankruptcy or any
                               other action or proceeding for any other relief under any law affecting creditors' rights that is similar to a Bankruptcy Law;

                  (ii) consents by answer or otherwise to the commencement against it of an involuntary case;

                  (iii) seeks or consents to the appointment of a receiver, trustee, assignee, liquidator, custodian or similar official (collectively, a "Custodian") of it or for all or substantially all of its Property; .

                  (iv) makes a general assignment for the benefit of its creditors; or

                  (v) generally is unable to pay its debts as the same become due; or

                           (g) a court of competent jurisdiction enters an order
                               or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company or any Subsidiary in an involuntary case proceeding;

                  (ii) appoints a Custodian of the Company or any Subsidiary or for all or substantially all of its Property; or

                  (iii) orders the liquidation of the Company or any Subsidiary, and in each case the order or decree remains unstayed and in effect for 60 days, or any dismissal, stay, rescission or termination ceases to remain in effect; or

                           (h) any other Event of Default provided with respect
                               to Securities of that series.

         b.       Acceleration.

         If an Event of Default (other than an Event of Default specified in clauses (6) and (7) of Section 6.01) with respect to Securities of any series at the time Outstanding occurs and is continuing, the Trustee by notice in writing to the Company, or the Holders of at least 25% in principal amount of the Outstanding Securities of that series by notice in writing to the Company and the Trustee, may declare the principal of and accrued interest on all the Securities of that series to be due and payable. Upon such declaration, the principal and interest shall be due and payable immediately without any presentment, demand, protest or notice to the Company, all of which the Company expressly waives. If an Event of Default specified in clauses (6) or (7) of
Section 6.01 occurs, the principal of and accrued interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

         At any time after such a declaration of acceleration with respect to Securities of any or all series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series by notice to the Trustee may rescind an acceleration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, and (iv) in the event of the cure or waiver of a Default under clause
(4) of Section 6.01, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Default has been cured or waived.

         c.       Other Remedies.

         If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may pursue any available remedy by an action at law, suit in equity or other appropriate proceeding to collect the payment of principal of or interest on such series of Securities or to enforce the performance of any provision of this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities of such series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default or a Default shall not impair the right or remedy or constitute a waiver of or acquiescence in such Event of Default or a Default. All remedies are cumulative to the extent permitted by law.

         d.       Waiver of Defaults.

         Subject to Section 6.07, the Holders of at least a majority in principal amount of the Outstanding Securities of any series by notice to the Trustee may waive any existing Default or Event of Default with respect to such series and its consequences except a continuing Default or Event of Default in the payment of the principal of or interest on any Security of that series.

         e.       Control by Majority.

         The Holders of a majority in principal amount of the Outstanding Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Holders of Outstanding Securities of that series or would subject the Trustee to personal liability. The Company may, but shall not be obligated to, pursuant to the procedures of Section 9.04(b), fix a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to vote on the direction of any such proceeding.

         f.       Limitation on Suits.

         No Holder of any Security of any series shall have any right to institute a proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                           (a) the Holder gives to the Trustee written notice of
                               a continuing Event of Default with respect to the Securities of that series;

                           (b) the Holders of at least 25% in principal amount
                               of the Outstanding Securities of that series make a written request to the Trustee to pursue the remedy;

                           (c) such Holder or Holders offer to the Trustee
                               indemnity satisfactory to the Trustee against any loss, liability or expense;

                           (d) the Trustee does not comply with the request
                               within 60 days after the receipt of the request and the offer of indemnity; and

                           (e) during such 60 day period the Holders of a
                               majority in principal amount of the Outstanding Securities of that series do not give the Trustee a direction inconsistent with the request;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

         g.       Rights of Holders to Receive Payment.

         Subject to the provisions of Section 6.02, notwithstanding any other provision of this Indenture, the right of any Holder of any Security to receive payment of principal of and interest on such Security on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

         h.       Collection Suit by Trustee.

         If an Event of Default with respect to Securities of any series specified in Section 6.01(l) or (2) occurs and is continuing, the Trustee may recover, in any proceeding that it deems, in its sole discretion, most effective to protect the interests of the Holders of the Securities of such series, judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on such Securities.

         i.       Trustee May File Proofs of Claim.

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its Property.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         j.       Priorities.

         If the Trustee collects any money pursuant to this Article, it shall pay out the money or property in the following order:

         First: To the Trustee for amounts due under Section 7.07;

         Second: To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and

         Third: to the Company.

         The Trustee may fix a record date and payment date for any payment to Holders under this Section.

         k.       Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted to be taken by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and disbursements, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.06, or a suit by Holders of more than 10% in principal amount of the Outstanding Securities of any series.

7.

TRUSTEE
         a.       Duties of Trustee.

                  i. If an Event of Default with respect to Securities of any series at the time Outstanding has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  ii.      Except during the continuance of an Event of Default:

                                    (a) the Trustee need perform only those
                                        duties that are specifically set forth
                                        in this Indenture and no others and no
                                        implied covenants or obligations shall
                                        be read into this Indenture against the
                                        Trustee; and

                                    (b) the Trustee may conclusively rely, as to
                                        the truth of the statements and the
                                        correctness of the opinions expressed
                                        therein, in the absence of bad faith on
                                        its part, upon certificates or opinions
                                        furnished to the Trustee and conforming
                                        to the requirements of this Indenture.
                                        The Trustee, however, shall examine the
                                        certificates and opinions to determine
                                        whether or not they conform to the
                                        requirements of this Indenture but need
                                        not verify the accuracy of the contents
                                        thereof.

                  iii. The Trustee may not be relieved from liability for its own gross negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

                                    (a) this paragraph does not limit the effect
                                        of paragraph (b) of this Section;

                                    (b) the Trustee shall not be liable for any
                                        error of judgment made in good faith by
                                        a Trust Officer, unless it is proved
                                        that the Trustee was negligent in
                                        ascertaining the pertinent facts; and

                                    (c) the Trustee shall not be liable with
                                        respect to any action it takes or omits
                                        to take in good faith in accordance with a direction received by it pursuant to
                                        Section 6.05.

                  iv. Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
                           (b) and (c) of this Section.

                  v. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

                  vi. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds, except to the extent required by law.

                  vii. No provision of this Indenture shall require the Trustee to expend or risk any of its own funds or incur any liability.

                  viii. The permissive right of the Trustee to act hereunder shall not be construed as a duty.

         b.       Rights of Trustee.

                  i. The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document. The Trustee may conclusively rely as to the identity and addresses of Holders and other matters contained therein on the register of the Securities maintained by the Registrar pursuant to Section 3.04 and shall not be affected by notice to the contrary.

                  ii. Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Certificate or opinion or both. The Trustee may consult with counsel, including counsel employed by the Trustee, and the oral or written advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and reliance thereon.

                  iii. The Trustee may act through agents and shall not be responsible for the misconduct or gross negligence of any agent appointed with due care.

                  iv. The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

         c.       Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate with the same rights it would have as if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, is subject to Sections 7.10 and 7.11.

         d.       Trustee's Disclaimer.

         The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, or any money paid to the Company or upon the Company's direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement in the Securities other than its authentication or for any statement of the Company in the Indenture.

         e.       Notice of Defaults.

         If a Default or Event of Default occurs and is continuing hereunder with respect to Securities of any series, and if such Default or Event of Default is known to a Trust Officer of the Trustee, the Trustee shall mail the Holders of Securities of such series a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Security of any series, the Trustee may withhold notice if and so long as a trust committee of Trust Officers of the Trustee in good faith determines that withholding the notice is in the interest of Holders of Securities of such series.

         f.       Reports by Trustee to Holders.

         Within 60 days after each May 15, commencing May 15, 2000, following the date of this Indenture, the Trustee shall mail to Holders and the Company a brief report dated as of such May 15 that complies with TIA ss. 313(a). The Trustee shall also comply with TIA ss. 313(b)(2) and transmit all reports in accordance with TIA ss. 313(c).

         A copy of each such report shall be filed, at the time of its mailing to Holders, with the SEC and each stock exchange, if any, on which any Securities are listed. The Company shall notify the Trustee when any Securities are listed on any stock exchange.

         g.       Compensation and Indemnity.

         The Company shall pay to the Trustee from time to time reasonable compensation for its services as agreed to in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable outofpocket expenses incurred by it. Such expenses shall include the reasonable compensation and outofpocket expenses of the Trustee's agents and counsel.

         The Company shall defend and indemnify the Trustee against any loss, liability or expense incurred by it in connection with its services hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.

         The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through gross negligence, bad faith or willfull misconduct.

         The Trustee may have separate counsel, and the Company shall pay the reasonable fees and expenses of such counsel.

         To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or Property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities. Such lien shall survive the satisfaction and discharge of this Indenture or any other termination under any Bankruptcy Law.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

         h.       Replacement of Trustee.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Outstanding Securities of any series may remove the Trustee with respect to the Securities of such series by so notifying the Trustee and the Company. The Company may remove the Trustee with respect to all Securities if:

                  (a) the Trustee fails to comply with Section 7.10;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a Custodian or public officer takes charge of the Trustee or its Property; or

                  (d) the Trustee becomes incapable of acting.

         If the Trustee with respect to the Securities of one or more or all such series resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee with respect to the Securities of such series. Within one year after the successor Trustee takes office (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series), the Holders of a majority in principal amount of the Outstanding Securities of such series may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee with respect to the Securities of any series does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the

Company or the Holders of at least 10% in principal amount of the Outstanding Securities of such series may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

         If the Trustee with respect to the Securities of any series fails to comply with Section 7.10, any Holder of Securities of such series may petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor Trustee with respect to the Securities of such series.

         In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee. Upon the written request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. The successor Trustee shall mail a notice of its succession to Holders of all Securities.

         In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and
(3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates. Upon the written request of the Company or any successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and duties of the retiring Trustee with respect to the Securities of that or those series and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates. The successor Trustee shall mail a notice of its succession to Holders of those series of Securities in respect of which it acts as Trustee.

         Notwithstanding the replacement of the Trustee with respect to the Securities of one or more series pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee in connection with the rights and duties hereunder prior to such replacement.

         i.       Successor Trustee by Merger, etc.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

         j.       Eligibility; Disqualification.

         There shall at all times be one (and only one) Trustee hereunder with respect to the Securities of each series, which may be a Trustee hereunder for Securities of one or more other series. Each Trustee shall be a Person that satisfies the requirements of TIA ss. 310(a), and has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Neither the Company nor any Person directly or indirectly controlling, controlled by, or under common control with the Company shall serve as trustee. The Trustee is subject to TIA ss. 310(b).

         k.       Preferential Collection of Claims Against Company.

         The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

         l.       Authenticating Agent.

         Each authenticating agent appointed by the Trustee with respect to one or more series of Securities pursuant to Section 3.03 (an "Authenticating Agent") shall at all times be a corporation organized and doing business under the laws of the United States, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $5,000,000 and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

         Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Company, the Trustee or the Authenticating Agent.

         An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 7.12, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment to all Holders of the Securities with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

         The Company agrees to pay each Authenticating Agent from time to time reasonable compensation for its services under Section 3.03 and this Section
7.12 and the Trustee shall be entitled to be reimbursed for any such payments made by it.

         If an appointment with respect to one or more series is made pursuant to Section 3.03 or this Section 7.12, the Securities of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

         "This is one of the Securities of the series designated therein referred to in the withinmentioned Indenture.

Dated: ______________ IBJ WHITEHALL BANK & TRUST COMPANY, as Trustee

                             By:      [__________________________], as
                                      Authenticating Agent

                             By:      [__________________________], as
                                      Authorized Signatory"

8.

DISCHARGE OF INDENTURE

         a.       Termination of Company's Obligations.

         The Company may terminate its obligations under this Indenture at any time by delivering all outstanding Securities of every series to the Trustee for each such series for cancellation. The Company, at its option, may elect with respect to any series of Securities issued hereunder, upon compliance with the conditions set forth in this Article 8, (i) to be Discharged (as defined herein) from any and all obligations with respect to such series of Securities (except for certain obligations of the Company to register the transfer or exchange of the Securities, replace stolen, lost or mutilated Securities, maintain paying agencies, hold moneys for payment in trust and compensate and indemnify the Trustee as provided in Section 7.07 of this Indenture) or (ii) to be released from its obligation to comply with the restrictive covenants in Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.09, 4.10, 4.11, 4.12, 4.14, 4.15 and 5.01 of
this Indenture, in each case if the Company deposits with the Trustee for such series of Securities, in trust, money or U.S. Government Obligations which, through the payment of interest thereon and principal thereof in accordance with their terms, will provide money in an amount sufficient to pay all the principal of and interest on the Securities of such series on the dates such payments are due in accordance with the terms of the Securities of such series. To exercise any such option, the Company shall deliver to the Trustee for such series of Securities (a) an Opinion of Counsel to the effect that the deposit and related defeasance would not cause the holders of the Securities of such series to recognize income, gain or loss for federal income tax purposes and, in the case of a Discharge pursuant to clause (i) above, accompanied by a ruling to such effect received from or published by the United

States Internal Revenue Service and (b) an Officers' Certificate and an Opinion of Counsel to the effect that the Company has complied with all conditions precedent to the defeasance.

         "Discharged" means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Securities of such series and to have satisfied all the obligations under this Indenture relating to the Securities of such series (and the Trustee for such series of Securities, at the request and the expense of the Company, shall execute proper instruments acknowledging the same), except (A) the rights of the Holders of Securities of such series to receive, from the trust fund described above, payment of the principal of and the interest on the Securities of such series when such payments are due, (B) the Company's obligations with respect to the Securities under Sections 3.04, 3.05, 3.06, 3.07, 3.08, 4.17, 7.07, 7.08 and
8.04 and (C) the rights, powers, trusts, duties and immunities of the Trustee with respect to such series of Securities hereunder.

         "U.S. Government Obligations" means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

         b.       Application of Trust Money.

         The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01 with respect to any series of Securities. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on the Securities of such series.

         c.       Repayment to Company.

         The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities held by them at any time.

         The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have come due; provided, however, that the Trustee or such Paying Agent, shall, upon the written request and at the expense of the Company, cause to be published once in a newspaper of general circulation in The City of New York or mailed to each such Holder, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

         d.       Reinstatement.

         If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations deposited with respect to the Securities of any series in accordance with Sections 8.01 and 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to Section
8.01 until such time as the Trustee or Paying Agent is permitted to apply such money or U.S. Government Obligations in accordance with Section 8.01; provided, however, that if the Company has made any payment of interest on or principal of any such Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

9.

AMENDMENTS

         a.       Without Consent of Holders.

         The Company, when duly authorized by resolution of its Board of Directors, and the Trustee may amend this Indenture or the Securities without the consent of any Holder:

                           (a) to cure any ambiguity, defect or inconsistency
                               with any other provision herein;

                           (b) to comply with Section 5.01;

                           (c) to make any change that does not adversely affect
                               the legal rights hereunder of any Holder;

                           (d) to comply with the requirements of the SEC in
                               order to effect or maintain the qualification of this Indenture under the TIA, as contemplated by
                               Section 11.01 or otherwise;

                           (e) to add to or change any of the provisions of this
                               Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form;

                           (f) to add to, change or eliminate any of the
                               provisions of this Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (A) shall neither
                               (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding;

                           (g) to provide for the appointment of a successor
                               Trustee with respect to the Securities of one or more (but not all) series of Securities issued hereunder, as provided in Section 7.08 hereof; or

                           (h) to establish the form or terms of Securities of
                               any series as permitted by Sections 2.01 and 3.01.

         After an amendment under this Section becomes effective, the Company shall mail to Holders of all series of Securitie s affected by such amendment a notice briefly describing the amendment.

         b.       With Consent of Holders.

         The Company, when duly authorized by resolution of its Board of Directors, and the Trustee may amend this Indenture with the written consent of the Holders of at least a majority in principal amount of the Outstanding Securities of each series affected by such amendment. However, without the consent of the Holder of each Outstanding Security affected thereby, an amendment under this Section may not:

                           (a) reduce the percentage in principal amount of the
                               Outstanding Securities of any series, the consent of whose Holders is required for any such amendment;

                           (b) reduce the rate of or change the time for payment
                               of interest, including defaulted interest, on any Security;

                           (c) reduce the principal of or change the fixed
                               maturity of any Security, or change the date on which any Security may be subject to redemption or reduce Redemption Price therefor;

                           (d) make any Security payable in currency other than
                               that stated in the Security;

                           (e) make any change in Section 6.04 or 6.07 or this
                               Section 9.02;

                           (f) make any change in the ranking of the Securities
                               with respect to any other obligation of the Company in a way that adversely affects the rights of any Holder; or

                           (g) waive a Default in the payment of the principal
                               of, and interest on, any Security.

         After an amendment under this Section becomes effective, the Company shall mail to Holders of all series of Securities affected by such amendment a notice briefly describing the amendment.

         c.       Compliance with Trust Indenture Act.

         Every amendment to this Indenture shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

         d.       Revocation and Effect of Consents.

                  i. Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives written notice of revocation before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of each series of Outstanding Securities affected by such amendment or waiver have consented to such amendment or waiver. An amendment or waiver becomes effective upon receipt by the Trustee of such Officers' Certificate and the written consents from the Holders of the requisite percentage in principal amount of each series of Outstanding Securities affected by such amendment or waiver.

                  ii. The Company may, but shall not be obligated to, fix a
                      record date for the purpose of determining the Holders of each series of Securities entitled to consent to any amendment or waiver, which record date shall be at least 5 business days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the second and third sentence of paragraph (a) of this
                      Section 9.04, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                  iii. After an amendment or waiver becomes effective, it shall bind every Holder.

         e.       Notation on or Exchange of Securities.

         Upon the Company's request, the Trustee shall place an appropriate notation (to be provided by the Company and in form and substance satisfactory to the Trustee) about an amendment or waiver on any Security affected by such amendment or waiver thereafter authenticated. The Company in exchange for all Securities affected by such amendment or waiver may issue and the Trustee shall authenticate new Securities that reflect the amendment or waiver.

         f.       Trustee Protected.

         The Trustee shall sign all supplemental indentures, except that the Trustee need not sign any supplemental indenture that adversely affects its rights. In signing or refusing to sign such amendment or Supplemental Indenture, the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or Supplemental Indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, that all conditions precedent to the execution thereof have been met, that it will be valid and binding upon the Company in accordance with its terms and that, after the execution thereof, the Company will not be in Default and no Event of Default will have occurred and be continuing with respect to any series of Securities affected by such amendment or supplemental indenture.

10.

REDEMPTIONS

         a.       Election to Redeem; Notice to Trustee.

         Securities of any series which are redeemable before their Stated Maturity shall be redeemable, in whole at any time or in part from time to time, in accordance with their terms and (except as otherwise specified for such Securities as contemplated by Section 3.01) in accordance with this Article. In order to effect any such redemption, the Company shall notify the Trustee of the Redemption Date and the principal amount of Securities to be redeemed and it shall deliver to the Trustee an Officers' Certificate certifying resolutions of the Board of Directors authorizing the redemption and an Opinion of Counsel with respect to the due authorization of such redemption and that such redemption is being made in accordance with this Indenture and the Securities.

         The Company shall give such notice provided for in this Section at least 30 days but not more than 45 days before the Redemption Date or at such other date as shall be satisfactory to the Trustee.

         b. Selection of the Securities to be Redeemed.

         If less than all the Securities of any series are to be redeemed, the Trustee or the Registrar for the Securities, pro rata or by lot, or by any manner that is acceptable to the Trustee or Registrar, as the case may be, shall select, subject to the remainder of this Section, the particular Securities to be redeemed. The Trustee shall make the selection not more than 60 days and not less than 30 days before each Redemption Date from Outstanding Securities of such series not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities of such series that have denominations larger than $1,000. Securities and portions of them it selects shall be in amounts of $100 or integral multiples of $100. Provisions of this Indenture that apply to Securities called for redemption shall also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be called for redemption.

         c.       Notice of Redemption.

         At least 15 but not more than 45 days before a Redemption Date, the Company shall mail a notice of redemption by firstclass mail to each Holder whose securities are to be redeemed.

         The notice shall identify the Securities to be redeemed and shall state:

                           (a) the Redemption Date;

                           (b) the Redemption Price and the amount of accrued
                               interest to be paid;

                           (c) the name and address of the Paying Agent;

                           (d) that the Securities called for redemption must be
                               surrendered to the Paying Agent to collect the Redemption Price and accrued interest, if any;

                           (e) that, unless the Company defaults in making the
                               redemption payment, interest on the Securities called for redemption ceases to accrue on and after the specified Redemption Date; and

                           (f) if any Security is being redeemed in part, the
                               portion of the principal amount (equal to $100 or any integral multiple thereof) of such Security to be redeemed and that, on or after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense.

         d.       Effect of Notice of Redemption.

         Once notice of redemption is mailed, the Securities called for redemption become due and payable on the specified Redemption Date at the Redemption Price.

         e.       Deposit of Redemption Price on Optional Redemption.

         On or before each Redemption Date the Company shall deposit with the Paying Agent money (which shall be immediately available funds if deposited on the Redemption Date and which must be received by such Paying Agent prior to 10:00 a.m. New York City time) sufficient to pay the Redemption Price of and accrued interest on all Securities to be redeemed on that date. The Paying Agent shall return to the Company any money not required for that purpose.

         f.       Securities Redeemed in Part.

         Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

11.

MISCELLANEOUS

         a.       Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

         b.       Notices.

         Any notice or communication to the Company or the Trustee is duly given if in writing and (i) delivered in Person, (ii) mailed by firstclass mail or
(iii) transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following addresses:

                  The Company's address is:

                           1200 State Fair Boulevard
                           Syracuse, New York 13221
                           Attention: Francis D. Price, Jr.
                           Telephone number: (315) 461-2347
                           Facsimile number: (315) 461-2532

                  With a copy to:

                           The Penn Traffic Company
                           411 Theodore Fremd Avenue
                           Rye, New York 10580
                           Attention: Martin A. Fox
                           Telephone number: (914) 9213000
                           Facsimile number: (914) 9213031

                  The Trustee's address is:

                           One State Street
                           New York, New York 1000
                           Telephone number: (212) 8582000
                           Facsimile number: (212) 852-2952
                           Attention: Corporate Trust Division

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication to a Holder shall be mailed by firstclass mail to his address shown on the register kept by the Registrar; provided, that items required under the TIA to be sent to Holders in compliance with TIA ss. 313(c) shall be mailed to Holders in compliance with such section. Failure to mail a notice or a communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is delivered, mailed or transmitted in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

         c.       Communication by Holders with Other Holders.

         Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Trustee shall comply with the provisions of TIA ss.312(b). The Company, the Trustee, the Registrar and any agent of any of them shall have the protection of TIA ss. 312(c).

         d.       Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                  i. Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  ii. an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         e.       Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                           (a) a statement that the Person making such
                               certificate or opinion has read such covenant or condition;

                           (b) a brief statement as to the nature and scope of
                               the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                           (c) a statement that, in the opinion of such Person,
                               he has made Such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                           (d) a statement as to whether or not, in the opinion
                               of such Person, such condition or covenant has been complied with.

         f.       Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

         g.       Legal Holidays.

         A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in the State of New York are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         h.       No Recourse Against Others.

         The Securities and the obligations of the Company under this Indenture are solely obligations of the Company and no officer, director, employee or stockholder, as such, of the Company shall be liable for any failure by the Company to pay any amounts on the Securities when due or perform any such obligation.

         i.       Duplicate Originals.

         The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

         j.       Governing Law.

         The laws of the State of New York shall govern this Indenture and the Securities.

         k.       No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         l.       Successors.

         All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

         m.       Severability.

         In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         n.       Table of Contents, Headings, etc.

         The Table of Contents, CrossReference Table, and headings of the Articles and Sections of this Indenture have been inserted for the convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

         o.       Benefits of Indenture.

         Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

                                   SIGNATURES

Dated:___June_______, 1999            THE PENN TRAFFIC COMPANY


                                      By:__________________________
                                         Name:
                                         Title:
Attest:


-----------------------------
Name:  Francis D.  Price, Jr.
Title: Vice President and
       Assistant Secretary                               (SEAL)


Dated: _____________, 1999           IBJ WHITEHALL BANK & TRUST COMPANY, Trustee


                                      By:__________________________
                                         Name:
                                         Title:
Attest:

                                                         (SEAL)

Name:
Title:

                                                                       Exhibit A

                               [FORM OF SECURITY]

No.                                                                   $_________

                            THE PENN TRAFFIC COMPANY

                       Incorporated under the laws of the
                                State of Delaware

                  ________%; Senior Notes due _________________

THE PENN TRAFFIC COMPANY, for value received, hereby promises to pay to _________________________or registered assigns, the principal sum of_____________ Dollars on _________________ and to pay interest thereon semiannually in arrears at the rate of ____% per annum on _________________ and _________ of each year commencing _______, until the principal hereof is paid or made available for payment. Payment of principal, premium, if any, and interest shall be made in the manner and subject to the terms set forth in provisions appearing on the reverse hereof, which provisions, in their entirety, shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, THE PENN TRAFFIC COMPANY has caused this instrument to be executed in its corporate name by the manual or facsimile signature of its President or any Vice Chairman or Vice President and attested by its Secretary or an Assistant Secretary.

                                           THE PENN TRAFFIC COMPANY


                                           By:_____________________________
                                              Title:

Attest: _____________________________

                                     [SEAL]

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

This is one of the Securities of the series designated therein referred to in the withinmentioned Indenture.

                                      IBJ WHITEHALL BANK & TRUST COMPANY,
                                      Trustee


                                      By:_____________________________
                                         Authorized Signatory

                               (Back of Security)

                            THE PENN TRAFFIC COMPANY

              _______________% Senior Notes due __________________

1. Interest. THE PENN TRAFFIC COMPANY (the "Company"), a Delaware corporation, promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually in arrears on __________________ and ______________________ of each year. Interest on the
Securities will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from ___________________. Interest will be computed on the basis of a 360day year of twelve 30-day months.

2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the regular record date, which shall be the __________________ and ____________________, as the case may be, next preceding the interest payment date even though Securities are cancelled after the record date and on or before the interest payment date. Any such interest not so punctually paid or duly provided for, and any interest payable on such defaulted interest (to the extent lawful), will forthwith cease to be payable to the Holder on such regular record date and shall be payable to the Person in whose name this Security is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Company, notice of which shall be given to Holders not less than 5 days prior to such special record date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

3. Paying Agent and Registrar. The Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or coRegistrar without notice to any Holder. The Company may act in any such capacity.

4. Indenture. This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued under an Indenture dated as of June_28, 1999 (the "Indenture") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa77bbbb), as amended by the Trust Indenture Reform Act of 1990, as in effect on the date of the Indenture ("TIA"). The Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. This Security is one of the series designated on the face hereof limited to $___________ in an aggregate principal amount. The Securities are unsecured general obligations of the Company. Unless otherwise defined herein, all capitalized terms shall have the meanings assigned to them in the Indenture.

5. Denominations. Transfer. Exchange. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples thereof unless issued in lieu of an interest payment. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

6. Optional Redemption. The Securities may not be redeemed prior to __________________. On or after such date, the Securities may be redeemed at the election of the Company as a whole at any time or in part from time to time at the Redemption Prices (expressed in percentages of principal amount) set forth below plus accrued interest to the Redemption Date, if redeemed during the 12 month period beginning __________________ of the years indicated below:


                    Year                      Percentage
                    ----                      ----------

                    ----                        -----%

                    ----                        -----%

                    ----                        -----%

                    ---- and thereafter        100.00%

Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed, at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. On and after the Redemption Date interest ceases to accrue on Securities or portions of them called for redemption.

These Securities shall not have the benefit of any sinking fund obligations.

7. Persons Deemed Owners. The registered Holder of a Security may be treated as its owner for all purposes.

8. Amendments and Waivers. Subject to certain exceptions, the Indenture and the rights of the Holder of the Securities of each series to be affected under the Indenture may be amended at any time by the Company and the Trustee with the consent of the Holders of at least a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Without the consent of any Holder, the Indenture or the Securities may be amended to cure any ambiguity, defect or inconsistency; to comply with Section 5.01 of the Indenture; to make any change that does not adversely affect the legal rights of any

Holder; to comply with the requirements of the SEC to maintain qualification of the Indenture under the TIA; to add to or change the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form; or to provide for the appointment of a successor Trustee with respect to one or more (but not all) series of Securities issued pursuant to the Indenture, as provided in Section 7.08 of the Indenture.

9. Remedies. As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee of for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

10. Prepayment at Holder's Option Upon Certain Merger and Change of Control Events. In the event of a Change of Control or in the event of a merger where, immediately after giving effect to the merger, the surviving corporation does not meet the Consolidated Interest Coverage Ratio set forth in the Indenture, the Company shall be obligated to make an offer to purchase this Security at a purchase price in cash equal to 101% of its principal amount plus accrued interest, after the occurrence of such Change in Control or merger. Holders of Securities which are the subject of such an offer to repurchase shall receive an offer to repurchase and may elect to have such Securities repurchased in accordance with the provisions of the Indenture pursuant to and in accordance with the terms of the Indenture. The Company shall give the Holder of this Security notice of such right of repurchase not less than 20 nor more than 60 business days prior to the consummation of a merger, consolidation, transfer, sale or lease that would require the Company to offer to repurchase the Securities and not more than 45 business days following any other event constituting a Change of Control, mailed by firstclass mail to the Holder's last address as it appears upon the register. The Holder shall have the right to have this Security repurchased if, among other things, the Security is tendered for repurchase no later than five business days prior to the applicable repurchase date. The Company shall have no obligation to consummate any merger, consolidation, transfer, sale or lease that is the subject of any such notice, and if any such merger, consolidation, transfer, sale or lease that was the subject of any notice described above is not consummated, the Holder will not be entitled to have this Security prepaid, and any Securities tendered for prepayment will be returned.

11. Trustee Dealings with the Company IBJ WHITEHALL BANK & TRUST COMPANY, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate with the same rights it would have as if it were not the Trustee.

12. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. This waiver and release are part of the consideration for the issue of the Securities.

13. Unclaimed Money. If money for the payment of principal of or interest on any Security remains unclaimed for two years after the date on which such payment shall have come due, the Trustee or Paying Agent will pay the money back to the Company at the Company's written request. After that, Holders entitled to this money must look to the Company for payment, unless a law governing abandoned property designates another Person.

14. Discharge Upon Redemption or Maturity. Subject to the terms of the Indenture, the Indenture will be discharged and cancelled with respect to Securities of any series upon the payment of all Securities of such series. The Indenture contains provisions for defeasance at any time of certain restrictive covenants with respect to this Security (in each case upon compliance with certain conditions set forth therein).

15. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16. Governing Law. The laws of the State of New York shall govern this Security and the Indenture.

17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and UNIF GIFT MIN ACT (= Uniform Gifts to Minors Act).

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, which has in it the text of this Security in larger type. Requests may be made to The Penn Traffic Company, 1200 State Fair Boulevard, Syracuse, New York 13221, Attention: Mr._Francis D. Price, Jr.

                      OPTION OF HOLDER TO ELECT REPURCHASE


                                         (

Dated: _________________                 Your signature: _______________________

                                         (Sign exactly as name appears on the
                                          other side of this Security)

Signature Guarantee: ___________________________________

Signature must be guaranteed by an eligible guarantor institution within the meaning of Securities and Exchange Commission Rule 17Ad-15 (including banks, stock brokers, savings and loan associations, national securities exchanges, registered securities associations, clearing agencies and credit unions) with membership or participation in an approved signature guarantee medallion program if this Security is to be delivered other than to and in the name of the registered holder.

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below: I or we assign and transfer this Security to


-----------------------------------------------------------------------
(Insert assignee's soc. sec. or tax I.D. no.)


-----------------------------------------------------------------------
-----------------------------------------------------------------------
-----------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint ____________________________________________agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


-----------------------------------------------------------------------

Dated: _______________________ Your signature: ________________________


(Sign exactly as your name appears on the other side of this Security)


Signature Guarantee: ___________________________________

Signature must be guaranteed by an eligible guarantor institution within the meaning of Securities and Exchange Commission Rule 17Ad-15 (including banks, stock brokers, savings and loan associations, national securities exchanges, registered securities associations, clearing agencies and credit unions) with membership or participation in an approved signature guarantee medallion program if this Security is to be delivered other than to and in the name of the registered holder.

                            THE PENN TRAFFIC COMPANY

                              OFFICERS' CERTIFICATE

           Pursuant to Sections 3.01, 3.03 and 11.04 of the Indenture

         Joseph V. Fisher, President and Chief Executive Officer of The Penn Traffic Company, a Delaware corporation (the "Company"), and Martin A. Fox, Vice Chairman -- Finance of the Company, do hereby certify:

         1. Each of the undersigned (i) has read Sections 2.01, 3.01, 3.03, 3.04, 11.04 and 11.05 of the Indenture dated as of June 28, 1999 (the "Indenture") between the Company and IBJ Whitehall Bank & Trust Company, as Trustee; (ii) has examined such accounts and records of the Company and made such inquiries of officers, employees and agents of the Company as he has deemed necessary to express his opinion as contained herein; and (iii) is of the opinion that such examinations and inquiries are sufficient to enable him to express an informed opinion as to whether or not the covenants and conditions precedent which are stated herein to be complied with have been complied with;

         2. Attached hereto as Exhibit A is a true and correct copy of a specimen of the Company's 11% Senior Notes due June 28, 2009 (the "Notes"), the aggregate initial principal amount of which shall be limited to $123,882,465 and which shall have the terms set forth in such Exhibit A;

         3. After giving effect to the authentication and delivery of the Notes pursuant to the Company Order dated the date hereof (i) the aggregate principal amount of Notes Outstanding will not exceed the maximum aggregate principal amount permitted to be Outstanding pursuant to authorization by the Company's Board of Directors; and (ii) the Company will not be in Default and no Event of Default will have occurred; and

         4. All conditions precedent provided for in the Indenture relating to the authentication and delivery of the Notes have been complied with.

         Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture.

         This Certificate may be executed in counterparts, each one of which shall be deemed an original and which together shall constitute one document.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate this ____ day of ___________, 1999.



-------------------------------
Joseph V. Fisher
President and Chief Executive Officer



-------------------------------
Martin A. Fox
Vice Chairman -- Finance

                                    Exhibit A

No.________
                                 $100,000,000.00

                                 CUSIP 707832AH4


                            THE PENN TRAFFIC COMPANY

                       Incorporated under the laws of the
                                State of Delaware

                       11% Senior Notes due June 28, 2009

         THE PENN TRAFFIC COMPANY, for value received, hereby promises to pay to __________ or registered assigns, the principal sum of $___________ Dollars on June_28, 2009 and to pay interest thereon in cash semiannually in arrears at the rate of 11% per annum on June_28 and December_28 of each year until the principal hereof is paid or made available for payment; provided, however, that, at the option of The Penn Traffic Company, semiannual interest payments due on or prior to June 28, 2001 may be paid in the form of additional Securities, each in principal amount equal to the interest then to be paid and otherwise identical in form to this Security, in lieu of cash. Payment of principal, premium, if any, and interest shall be made in the manner and subject to the terms set forth in provisions appearing on the reverse hereof, which provisions, in their entirety, shall for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, THE PENN TRAFFIC COMPANY has caused this instrument to be executed in its corporate name by the manual or facsimile signature of its President or any Vice-Chairman or a Vice President and attested by its Secretary or an Assistant Secretary.

Dated: June 28, 1999

THE PENN TRAFFIC COMPANY


By:_______________________________
Martin A. Fox
Vice Chairman -- Finance

Attest:


__________________________________
Francis D. Price, Jr.
Vice President and
Assistant Secretary

                                     [SEAL]

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: June 28, 1999

IBJ WHITEHALL BANK & TRUST COMPANY,
           as Trustee


By:_______________________________
Authorized Signatory

                               (Back of Security)

                            THE PENN TRAFFIC COMPANY


                        11% Senior Notes due June , 2009

         1. INTEREST. THE PENN TRAFFIC COMPANY (the "Company"), a Delaware corporation, promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest in cash semiannually in arrears on June_28 and December_28 of each year (each, an "Interest Payment Date"); provided, however, that, at the option of The Penn Traffic Company, semiannual interest payments due on or prior to June_28, 2001 may be paid in the form of additional Securities, each in principal amount equal to the interest then to be paid and otherwise identical in form to this Security, in lieu of cash. Interest on the Securities will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from June 28, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. METHOD OF PAYMENT. The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the regular record date, which shall be the 15th of June and the 15th of December, as the case may be, next preceding the interest payment date even though Securities are canceled after the record date and on or before the interest payment date. Any such interest not so punctually paid or duly provided for, and any interest payable on such defaulted interest (to the extent lawful), will forthwith cease to be payable to the Holder on such regular record date and shall be payable to the Person in whose name this Security is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Company, notice of which shall be given to Holders not less than 5 days prior to such special record date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest, except as otherwise provided by the terms of this Security, in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest, except as otherwise provided by the terms of this Security, by check payable in such money. It may mail an interest check to a Holder's registered address. The Company shall notify the Trustee in writing of its election to pay interest on this Security through the issuance of additional Securities and the aggregate amount of additional Securities to be issued not less than 10 nor more than 45 days prior to the record date for the Interest Payment Date on which additional Securities will be issued. On each such Interest Payment Date, the Trustee shall authenticate additional Securities for original issuance to each holder on the relevant record date in the aggregate principal amount required to pay such interest. Additional Securities are an additional obligation of the Company and shall be governed by, and entitled to the benefits of the Indenture (as such term is defined below) and shall be subject to the terms of the Indenture and shall rank pari passu with and be subject to the same terms (including the rate of interest from time to time payable thereon) as this Security (except, as the case may be, with respect to the issuance date and aggregate principal amount).

         3. PAYING AGENT AND REGISTRAR. The Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to any Holder. The Company may act in any such capacity.

         4. INDENTURE. This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued under an Indenture dated as of June_28, 1999 (the "Indenture") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust

Indenture Act of 1939 (15 U.S.C. Sections 77aaa77bbbb), as amended by the Trust Indenture Reform Act of 1990, as in effect on the date of the Indenture ("TIA"). The Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. This Security is one of the series designated on the face hereof limited to $100,000,000.00 principal amount, plus such additional principal amount of Securities as may be issued in payment of interest on Securities from the date of their initial issuance until the semi-annual interest payment due on June 28, 2002. The Securities are unsecured senior obligations of the Company. Unless otherwise defined herein, all capitalized terms shall have the meanings assigned to them in the Indenture.

         5. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $1 and integral multiples thereof unless issued in lieu of an interest payment. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

         6. OPTIONAL REDEMPTION. Except as set forth below, the Securities may not be redeemed prior to June 28, 2004. On or after such date, the Securities may be redeemed at the election of the Company as a whole at any time or in part from time to time at the Redemption Prices (expressed in percentages of principal amount) set forth below plus accrued interest to the Redemption Date, if redeemed during the 12month period beginning June 28 of the years indicated below:

Year                                                  Percentage
----                                                  ----------
2004.................................................   106.0%
2005.................................................   104.5%
2006.................................................   103.0%
2007.................................................   101.5%
2008 and thereafter..................................   100.0%

         In addition, the Company may, at its option, redeem (i) at any time on or prior to June_28, 2002 up to 25% of the original principal amount of the Securities at a redemption price of 111% with the Net Proceeds of a Qualified Equity Offering and (ii) simultaneously with or at any time following the occurrence of a Change of Control all or any portion of the Securities at a redemption price of 111%, plus all accrued, but unpaid interest on the Securities to the date of redemption.

         Notice of redemption will be mailed at least 15 days but not more than 45 days before the Redemption Date to each Holder of Securities to be redeemed, at his registered address. Securities in denominations larger than $100 may be redeemed in part but only in whole multiples of $100. On and after the Redemption Date interest ceases to accrue on Securities or portions of them called for redemption.

         These Securities shall not have the benefit of any sinking fund obligations.

         7. PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as its owner for all purposes.

         8. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture and the rights of the Holder of the Securities of each series to be affected under the Indenture may be amended at any time by the Company and the Trustee with the consent of the Holders of at least a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Without the consent of any Holder, the Indenture or the Securities may be amended to cure any ambiguity, defect or inconsistency; to comply with Section
5.01 of the Indenture; to make any change that does not adversely affect the legal rights of any Holder; to comply with the requirements of the SEC to maintain qualification of the Indenture under the TIA; to add to or change the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form; or to provide for the appointment of a successor Trustee with respect to one or more (but not all) series of Securities issued pursuant to the Indenture, as provided in
Section 7.08 of the Indenture.

         9. REMEDIES. As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee of for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

         10. PREPAYMENT AT HOLDER'S OPTION UPON CERTAIN MERGER AND CHANGE OF CONTROL EVENTS. In the event of a Change of Control or in the event of a merger where, immediately after giving effect to the merger, the surviving corporation does not meet the Consolidated Interest Coverage Ratio set forth in the Indenture, subject to the provisions of Section 6 of this Security, the Company shall be obligated to make an offer to purchase this Security at a purchase price in cash equal to 101% of its principal amount plus accrued interest, after the occurrence of such Change in Control or merger. Holders of Securities which are the subject of such an offer to repurchase shall receive an offer to repurchase and may elect to have such Securities repurchased in accordance with the provisions of the Indenture pursuant to and in accordance with the terms of the Indenture. The Company shall give the Holder of this Security notice of such right of repurchase not less than 20 nor more than 60 business days prior to the consummation of a merger, consolidation, transfer, sale or lease that would require the Company to offer to repurchase the Securities and not more than 45 business days following any other event constituting a Change of Control, mailed by first-class mail to the Holder's last address as it appears upon the register. The Holder shall have the right to have this Security repurchased if, among other things, the Security is tendered for repurchase no later than five business days prior to the applicable repurchase date. The Company shall have no obligation to consummate any merger, consolidation, transfer, sale or lease that is the subject of any such notice, and if any such merger, consolidation, transfer, sale or lease that was the subject of any notice described above is not consummated, the Holder will not be entitled to have this Security prepaid, and any Securities tendered for prepayment will be returned.

         11. TRUSTEE DEALINGS WITH THE COMPANY. IBJ Whitehall Bank & Trust Company, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate with the same rights it would have as if it were not the Trustee.

         12. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. This waiver and release are part of the consideration for the issue of the Securities.

         13. UNCLAIMED MONEY. If money for the payment of principal of or interest on any Security remains unclaimed for two years after the date on which such payment shall have come due, the Trustee or Paying Agent will pay the money back to the Company at the Company's written request. After that, Holders entitled to this money must look to the Company for payment, unless a law governing abandoned property designates another Person.

         14. DISCHARGE UPON REDEMPTION OR MATURITY. Subject to the terms of the Indenture, the Indenture will be discharged and canceled with respect to Securities of any series upon the payment of all Securities of such series. The Indenture contains provisions for defeasance at any time of certain restrictive covenants with respect to this Security (in each case upon compliance with certain conditions set forth therein).

         15. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         16. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS SECURITY AND THE INDENTURE.

         17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and UNIF GIFT MIN ACT (= Uniform Gifts to Minors Act).

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, which has in it the text of this Security in larger type. Requests may be made to The Penn Traffic Company, 1200 State Fair Boulevard, Syracuse, New York 13221, Attention: Mr._Francis D. Price, Jr.

                      OPTION OF HOLDER TO ELECT REPURCHASE

         If you want to elect to have this Security purchased by the Company pursuant to Section 5.01 of the Indenture, check the box:

                                       / /

Dated: ____________________               Your signature:_______________________



-----------------------------------
(Sign exactly as name appears
on the other side of this Security)

Signature Guarantee: _______________________________________

Signature must be guaranteed by an eligible guarantor institution within the meaning of Securities and Exchange Commission Rule 17Ad-15 (including banks, stock brokers, savings and loan associations, national securities exchanges, registered securities associations, clearing agencies and credit unions) with membership or participation in an approved signature guarantee medallion program if this Security is to be delivered other than to and in the name of the registered holder.

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below: I or we assign and transfer this Security to


------------------------------------------------
(Insert assignee's soc. sec. or tax I.D. no.)

------------------------------------------------
------------------------------------------------
------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


------------------------------------------------


Dated:______________________________ Your signature: ________________________


-------------------------------------------
(Sign exactly as your name
appears on the other side of this Security)



Signature Guarantee: ___________________________________

Signature must be guaranteed by an eligible guarantor institution within the meaning of Securities and Exchange Commission Rule 17Ad-15 (including banks, stock brokers, savings and loan associations, national securities exchanges, registered securities associations, clearing agencies and credit unions) with membership or participation in an approved signature guarantee medallion program if this Security is to be delivered other than to and in the name of the registered holder.